Exhibit 10.43

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT
Dated as of October 25, 2016
among
BASIC ENERGY SERVICES, INC., a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as the Borrower,
THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,
each a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as Guarantors,
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,
and
THE LENDERS PARTY HERETO

Exhibit 10.43

TABLE OF CONTENTS

______________________________________________________________________________________

v

Exhibit 10.43

SCHEDULES
1.01    Commitments and Applicable Percentages
5.08    Real Property Matters
5.13    Subsidiaries and Other Equity Investments; Loan Parties
6.12    Guarantors
6.19    Deposit Accounts
7.02    Existing Indebtedness
7.03    Investments
7.09    Burdensome Agreements
10.02    Administrative Agent’s Office, Certain Addresses for Notices
10.06    Existing Noteholder Lenders
EXHIBITS
Form of
A    Loan Notice
B    DIP Budget
C    Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Administrative Questionnaire
F    Notice of Loan Prepayment
G    Initial Rolling Budget
H    Interim Order
I-1 –I-4    U.S. Tax Compliance Certificate

Exhibit 10.43

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT
This SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT is entered into as of [-], 2016 among Basic Energy Services, Inc., a Delaware corporation and a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Subsidiaries of the Borrower from time party hereto as Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and U.S. Bank National Association, as Administrative Agent.
PRELIMINARY STATEMENTS:
WHEREAS, on October 25, 2016 (the “Petition Date”), the Borrower and certain of its Subsidiaries (the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (the cases of each of the Borrower and each other Debtor, each a “Case”, and collectively the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to sections 1107 and 1108 of the Bankruptcy Code.
WHEREAS, the Borrower has requested that the Lenders provide a multiple delayed draw term loan facility denominated in Dollars in an aggregate principal amount not to exceed $90,000,000 (the “Facility”), with all of the Borrower’s obligations under the Facility to be guaranteed by each Guarantor, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“100 Day Anniversary” means the date that is 100 days after the Closing Date.
“2019 Senior Notes” means the 7-3/4% senior unsecured notes of the Borrower due 2019 in an aggregate principal amount of $475,000,000 issued and sold pursuant to the 2019 Senior Notes Documents.
“2019 Senior Notes Documents” means (a) the Indenture for the 2019 Senior Notes dated as of February 15, 2011, (b) the 2019 Senior Notes and (c) all other agreements, instruments and other documents pursuant to which the 2019 Senior Notes have been issued or otherwise setting forth the terms of the 2019 Senior Notes.

“2022 Senior Notes” means the 7-3/4% senior unsecured notes of the Borrower due 2022 in an aggregate principal amount of $300,000,000 issued and sold pursuant to the 2022 Senior Notes Documents.
“2022 Senior Notes Documents” means (a) the Indenture for the 2022 Senior Notes dated as of October 16, 2012, (b) the 2022 Senior Notes and (c) all other agreements, instruments and other documents pursuant to which the 2022 Senior Notes have been issued or otherwise setting forth the terms of the 2022 Senior Notes.
“ABL Agent” shall mean Bank of America, N.A., in its capacity as “Administrative Agent” under the ABL Credit Agreement.
“ABL Collateral Primed Liens” has the meaning specified in Section 2.14(a).
“ABL Collateral Priming Liens” has the meaning specified in Section 2.14(a).
“ABL Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 26, 2014, among the Borrower, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended, amended and restated, refinanced, renewed, replaced, extended, supplemented or otherwise modified from time to time, in each case in accordance with the terms of the Prepetition Intercreditor Agreement.
“ABL Credit Agreement Loan Documents” means the Loan Documents under (and as defined in) the ABL Credit Agreement.
“ABL Facility Priority Collateral” has the meaning specified in the Prepetition Intercreditor Agreement.
“ABL Lenders” means the Lenders under (and as defined in) the ABL Credit Agreement.
“ABL Postpetition Collateral” has the meaning specified in the Orders.
“Acceptable Disclosure Statement” means the disclosure statement relating to the Acceptable Plan of Reorganization in the form attached to the Restructuring Support Agreement as Exhibit [F], with changes to such form as are satisfactory to the Required Lenders in their sole discretion (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders in their sole discretion).
“Acceptable Plan of Reorganization” means a Reorganization Plan for each of the Cases in the form attached to the Restructuring Support Agreement as Exhibit [A], with changes to such form as are satisfactory to the Required Lenders in their sole discretion (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders in their sole discretion).

“Acquisition” means the acquisition, directly or indirectly, by any Person of (a) not less than a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business or division of another Person, in each case (i) whether or not involving a merger or a consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.
“Ad Hoc Note Holder Committee” means the ad hoc group of holders that own or manage with the authority to act on behalf of the beneficial owners of the 2019 Senior Notes and the 2022 Senior Notes, consisting of Ascribe Capital LLC, Brigade Capital Management, L.P. and Silver Point Capital, L.P., and such other entities that may join such ad hoc group from time to time.
“Adequate Protection Liens” has the meaning specified in the Orders.
“Adequate Protection Payment” has the meaning specified in the Orders.
“Administrative Agent” means U.S. Bank National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Advances” means, collectively, the Initial Advance, the Second Advance, the Third Advance and the Final Advance.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Superpriority Secured Debtor-in-Possession Term Loan Credit Agreement.
“Anti-Corruption Laws” has the meaning specified in Section 5.22.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Aggregate Commitments shall be determined based on the Applicable Percentage of such Lender in respect of the Aggregate Commitments most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Premium” has the meaning specified in Section 2.05(c).
“Applicable Rate” means 12.00% per annum.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1.
“Assignment Triggering Event” means each of the following events: (i) entry of an order, or any other similar decree, by the Bankruptcy Court that expands, or has the effect of expanding, the rights granted to the Existing Noteholder Lenders pursuant to the Loan Documents unless the Required Lenders have consented to such expansion, (ii) the taking of any action by an Existing Noteholder Lender which, if taken by any Loan Party, would constitute an Event of Default hereunder, (iii) the taking of any action (or the failure to take any action) by an Existing Noteholder Lender that results in such Existing Noteholder Lender becoming a Defaulting Lender, including the failure of any Existing Noteholder Lender to fund all or any of its Applicable Percentage of any Loan within two Business Days of the date on which such Loan is required to be funded or (iv) in the event that an Existing Noteholder Lender has the right to consent to an amendment, waiver, consent or other modification to any of the Loan Documents that has the effect of extending the Scheduled Maturity Date to a date that is later than the twelve (12) month anniversary of the Closing Date, the failure by such Existing Noteholder Lender to timely deliver its consent to such amendment, waiver, consent or other modification.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Avoidance Action” has the meaning specified in Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.
“Beneficiaries” has the meaning specified in Section 11.01.
“Board” means the board of directors (or equivalent governing body) of the Borrower and each committee thereof.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Notice” shall have the meaning assigned to such term in the definition of Flood Zone Requirements.
“Borrowing” means a borrowing consisting of simultaneous Loans made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Carve-Out” has the meaning specified, and shall be construed and interpreted in accordance with, the Orders.

“Carve-Out Notice” has the meaning specified in the definition of Trigger Date in Section 1.01.
“Cases” has the meaning specified in the introductory paragraph hereto.
“Cash Collateral” has the meaning specified in the Orders.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Orders and the Collateral Documents and other Liens permitted hereunder):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of not less than $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Cash Management Order” shall mean one or more orders, in form and substance satisfactory to the Required Lenders in their sole discretion, authorizing, among other things, the continuation of the Debtors’ existing cash management systems and arrangements (as may be amended, supplemented or modified from time to time after entry thereof with the written consent of the Required Lenders, in their sole discretion).
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the Board or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)    during any period of 12 consecutive months, a majority of the members of the Board or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination not less than a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination not less than a majority of that board or equivalent governing body; or
(c)    the passage of 30 days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the Board or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities; or
(d)    a “change of control” or any comparable term under, and as defined in, any credit agreement, indenture or other similar agreement governing any material post-petition debt shall have occurred;
provided that, notwithstanding the foregoing, the Acceptable Plan of Reorganization or the Restructuring Support Agreement shall not constitute a Change of Control.
“Closing Date” means [-], 2016, so long as on or prior to such date all the conditions precedent in Section 4.01 have been satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents, the Interim Order or the Final Order and all of the other property that is or is intended under the terms of the Collateral Documents, the Interim Order or the Final Order to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Documents” means, collectively, this Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Intercompany Note, each of the Mortgages (if any), collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements, landlord’s agreements, control agreements or other similar agreements delivered to the

Administrative Agent pursuant to Sections 4.01 and 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. The Collateral Documents shall supplement, and shall not limit, the security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Orders.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consummation Date” means the date of the substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Card Cash Collateral” means an amount not to exceed $2,000,000 pledged to Bank of America, N.A., and deposited in the Bank of America, N.A. Account No. XXXXXX5481, pursuant to the Credit Card Control Agreement as security exclusively for the obligations under the P-Card Agreements.
“Credit Card Control Agreement” means that certain Treasury Management Services Security and Control Agreement dated as of September 14, 2016 between Bank of America, N.A. and Basic Energy Services L.P., as may be amended, modified or supplemented from time to time.
“Creditors’ Committee” has the meaning specified in the definition of “Carve-Out” in Section 1.01.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Debtors” has the meaning specified in the introductory paragraphs hereto.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Applicable Rate plus (ii) 3% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (iii) become the subject of a Bail-in Action. Any determination by the Administrative Agent that a Lender is a Defaulting

Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“DIP Budget” means a monthly line item budget for the Borrower and its Subsidiaries, substantially in the form attached hereto as Exhibit B, covering a period from the Petition Date through the Scheduled Maturity Date, and dated as of a date that is no earlier than three Business Days prior to the Closing Date.
“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above or (c) contains any repurchase obligation.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country

(including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to Hazardous Materials, pollution and the protection of the environment or the release of any materials into the environment, including those related to air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to the Borrower, any other Loan Party or any of their respective Subsidiaries and directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license, franchise, certificate or other authorization relating to or required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not constitute Equity Interests prior to conversion or exchange thereof).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the United States, any State or the District of Columbia (or any political subdivision thereof) or by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a) and (d) any U.S. federal withholding Taxes imposed by FATCA.

“Existing Noteholder Lender” means, at any time, any Lender specified on Schedule 10.06, any Affiliate thereof or any of their successors or permitted assigns.
“Exit Fee” means the fee payable pursuant to Section 2.09(c).
“Extraordinary Receipts” means the Net Proceeds of any payments received by any Loan Party or any of its Subsidiaries not in the ordinary course of business and consisting, or otherwise in respect, of (a) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action or claim under color of law (including, in each case, any payments arising from, or in connection with, any non-judicial proceeding or alternative dispute resolution procedure), (b) indemnity payments, (c) tax refunds, (d) any purchase price adjustment (other than a working capital adjustment) received in connection with any acquisition or any other purchase agreement (whether in respect of assets or Equity Interests) and (e) any other extraordinary receipt.
“Facility” has the meaning specified in the introductory paragraph hereto.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to U.S. Bank National Association on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for all purposes of this Agreement.
“Fee Letter” means the letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent.
“Final Advance” has the meaning specified in Section 2.01(d).
“Final Advance Amount” has the meaning specified in Section 2.01(d).

“Final Advance Date” has the meaning specified in Section 2.01(d).
“Final Order” means an order of the Bankruptcy Court authorizing and approving on a final basis, among other things, the Loans and the transactions contemplated by this Agreement in the form of the Interim Order (with only such modifications thereto as are necessary to convert the Interim Order to a final order and such other modifications as are satisfactory to the Required Lenders in their sole discretion) (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders in their sole discretion) as to which no stay has been entered.
“Flood Zone Requirements” means, with respect to any improved Real Property of any Loan Party that is Collateral, to the extent required to comply with the National Flood Insurance Reform Act of 1994 and related legislation (included the regulations of the Board of Governors of the Federal Reserve System), to the extent applicable to the Administrative Agent or any Lender: (1) a completed standard flood hazard determination form, (2) if the improvement(s) to any such improved Real Property is located in a special flood hazard area, a notice to the Borrower (a “Borrower Notice”) and, if applicable, notification to such Loan Party that flood insurance coverage under the National Flood Insurance Program (the “NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the applicable Loan Party’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, such Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and the federally regulated Lenders.
“Foreign Lender” means any Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“GS Approved Party” means any of The Goldman Sachs Group, Inc. and its Affiliates (“GS”), and any funds, investments, Persons, vehicles or accounts that are managed or sponsored by GS or for which GS acts as investment advisor.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (i) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (ii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iii) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 11.01.
“Guarantors” means, collectively, the Subsidiaries of the Borrower listed on Schedule 6.12 and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.
“Guaranty” means the Guaranty made by the Guarantors in Article XI in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that, if such indebtedness is limited in recourse, then the amount of such indebtedness for purposes of this Agreement will not exceed the fair market value of such property;
(f)    all Attributable Indebtedness in respect to Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Loan Party or Subsidiary valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Advance” has the meaning specified in Section 2.01(a).
“Initial Advance Amount” has the meaning specified in Section 2.01(a).
“Initial Advance Date” has the meaning specified in Section 2.01(a).
“Initial Tranche” has the meaning specified in Section 2.01(b).
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code of the United States, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Intellectual Property Security Agreement” has the meaning specified in Section 6.12.
“Intercompany Note” means the Intercompany Note to be executed by the Borrower and each Subsidiary of the Borrower, in form and substance reasonably satisfactory to the Required Lenders, as supplemented from time to time.
“Interest Payment Date” means the last Business Day of each calendar month and the Maturity Date.
“Interim Order” means an interim order of the Bankruptcy Court authorizing and approving on an interim basis, among other things, the Loans and the transactions contemplated by this Agreement in the form attached to the Restructuring Support Agreement as Exhibit [C] (and also attached hereto for reference as Exhibit H), with changes to such form as are satisfactory to the Required Lenders in their sole discretion (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders in their sole discretion).
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to,

Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 5.17.
“IP Security Agreement Supplement” means any Copyright Security Agreement Supplement, Patent Security Agreement Supplement or Trademark Security Agreement Supplement, as such terms are defined in the Security Agreement.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“License” means any license or agreement under which a Loan Party is authorized to use IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property or any other conduct of its business.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means any loan by a Lender to the Borrower under Article II.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter and (e) the Orders.
“Loan Notice” means a notice of a Borrowing substantially in the form of Exhibit A, appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole, other than as a result of events leading up or related to the Cases and as customarily occurs following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases or as a result of matters publicly disclosed prior to the filing of the Cases or as a result of actions req    uired by, or as a result of failing to take actions that are restricted by, the Orders; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Contract” means, with respect to any Person, any agreement or instrument to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance or properties of such Person.
“Material Real Property” means (i) any parcel or parcels of land together with related improvements thereon (including Salt Water Disposal Assets) owned in fee by any Loan Party and (ii) any parcel or parcels of land leased by any Loan Party, together with any Salt Water Disposal Assets thereon, underlying, providing access to or otherwise related to Salt Water Disposal Assets; provided that, Material Real Property shall exclude any lease of real property which by its express terms prohibits the grant of a security interest or requires a landlord consent, except to the extent such prohibition is ineffective under the UCC or the Bankruptcy Code, or rendered ineffective by the Orders or the Bankruptcy Court, and the landlord thereunder refuses to execute and deliver such consent notwithstanding Borrower’s commercially reasonable efforts (which, for the avoidance of doubt, will not require the expenditure of any consent fee, other than reimbursement of costs, to the landlord).
“Maturity Date” means the earliest of (i) the Scheduled Maturity Date, (ii) the effective date of a Reorganization Plan or plan of liquidation in the Cases, (iii) the date of filing by the Borrower of a Reorganization Plan that is not an Acceptable Plan of Reorganization or (iv) the date of termination of the Commitments and the acceleration of the Loans pursuant to Article VIII.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgages” means any mortgages or deeds of trust or other similar security documents creating and evidencing a Lien on any Real Property or any Salt Water Disposal Assets made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, suitable for recording or filing in the appropriate jurisdiction, in form and substance reasonably satisfactory to the Administrative Agent, at the direction of the Required Lenders.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) not less than two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) the amount of all taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) the amount of any reserves established in accordance with GAAP consistently applied to fund contingent liabilities under any indemnification obligations and any purchase price adjustments associated with a sale, transfer or other disposition of an asset that are directly attributable to such event.

“NFIP” shall have the meaning assigned to such term in the definition of Flood Zone Requirements.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit F, appropriately completed and signed by a Responsible Officer.

“NPL” means the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Orders” means, collectively, the Interim Order and the Final Order.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Superpriority Claim” means a superpriority administrative expense claim against any of the Debtors with priority over any and all claims against each of the Debtors, now existing or hereafter arising, of any kind whatsoever, including all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code and any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 365, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code other than the Superpriority Claims described in Section 2.14.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under,

from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).
“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“P-Card Agreements” means, collectively, (i) that certain Bank of America Corporate Purchasing Card Agreement between Bank of America, N.A. and Basic Energy Services L.P., dated on or around July 21, 2005 and (ii) that certain Commercial Prepaid Card Purchase Agreement between Bank of America, N.A. and Basic Energy Services L.P., dated on our around March 14, 2006, each as may be amended, supplemented or modified from time to time.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Liens” means any Liens permitted by Section 7.01 and any Liens otherwise permitted or created or established by the Orders.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Petition Date” has the meaning specified in the introductory paragraph hereto.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any

ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Prepetition ABL Adequate Protection Liens” has the meaning specified in the Orders.
“Prepetition Cash Management System” has the meaning specified in Section 6.22.
“Prepetition Intercreditor Agreement” means the Intercreditor Agreement, dated as of February 26, 2016, by and among the Prepetition Term Loan Administrative Agent, the ABL Agent and the Loan Parties under (and as defined in) the Prepetition Term Loan Credit Agreement party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.
“Prepetition Payment” means a payment (by way of adequate protection, set off or otherwise) of principal, interest or otherwise on account of any (i) Indebtedness of any Debtor outstanding and unpaid on the date on which such Person becomes a Debtor, (ii) “critical vendor payments” or (iii) trade payables (including in respect of reclamation claims) or other pre-petition claims against any Debtor.
“Prepetition Term Loan Administrative Agent” means the Administrative Agent under (and as defined in) the Prepetition Term Loan Credit Agreement.
“Prepetition Term Loan Credit Agreement” means the Term Loan Credit Agreement dated as of February 17, 2016, among Basic Energy Services, Inc., as borrower, the lenders from time to time party thereto and the Prepetition Term Loan Administrative Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.
“Prepetition Term Loan Credit Agreement Loan Documents” means the Loan Documents under (and as defined in) the Prepetition Term Loan Credit Agreement.
“Prepetition Term Loan Lenders” means the Lenders under (and as defined in) the Prepetition Term Loan Credit Agreement.
“Prepetition Term Loans” means the Loans under (and as defined in) the Prepetition Term Loan Credit Agreement.
“Primed Liens” has the meaning specified in Section 2.14.

“Priming Liens” has the meaning specified in Section 2.14.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Capital Stock” of any Person shall mean any capital stock of such person that is not Disqualified Capital Stock; provided that such capital stock shall not be deemed Qualified Capital Stock to the extent sold or owed to a Subsidiary of such person or financed, directly or indirectly, using funds (1) borrowed from such person or any Subsidiary of such person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such person or any Subsidiary of such person (including in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of Borrower.
“Real Estate Collateral Requirement” means the requirement that the Administrative Agent shall have received a Mortgage for each Material Real Property, which includes to the extent reasonably available, with respect to any Salt Water Disposal Well, a specific reference to the API number for such well and any lease (if applicable), together with the following documents: (a) with respect to each Material Real Property that has a net book value of $500,000 or more, a title report and a fully paid policy of title insurance (or “pro forma” or marked up commitment having the same effect of a title insurance policy) (i) in a form approved by the Administrative Agent, at the direction of the Required Lenders (such approval not to be unreasonably withheld) insuring the Lien of the Mortgage encumbering such property as a valid first priority Lien, (ii) in an amount reasonably satisfactory to the Administrative Agent, at the direction of the Required Lenders, (iii) issued by a nationally recognized title insurance company reasonably satisfactory to the Administrative Agent, at the direction of the Required Lenders (the “Title Company”), (iv) containing no exceptions other than (A) the Liens described in Sections 7.01(a), (c), (d), (g) and (j) and (B) Liens that are otherwise acceptable to the Administrative Agent and the Required Lenders and (v) that includes (A) such coinsurance and direct access reinsurance as the Required Lenders may reasonably deem necessary or desirable and (B) such endorsements or affirmative insurance reasonably required by the Administrative Agent, at the direction of the Required Lenders, and available in the applicable jurisdiction, (b) with respect to each Material Real Property that has a net book value of between $100,000 and $500,000, a title report, (c) to the extent required by Required Lenders pursuant to Section 6.18, an appraisal complying with the requirements of the Financial Institutions Reform Recovery and Enforcement Act of 1989, by a third-party appraiser selected by the Administrative Agent, (d) with respect to each Material Real Property, an opinion of local counsel reasonably acceptable to the Administrative Agent and the Required Lenders and in form and substance satisfactory to the Administrative Agent and the Required Lenders, (e) with respect to each Material Real Property on which is located a building or mobile home, to the extent applicable to the Administrative Agent or any Lender, satisfy the Flood Zone Requirements, (f) to the extent required by the Administrative Agent, environmental assessment reports, including existing reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, at the direction of the Required Lenders and (g) with respect to any leased real property related to Salt Water Disposal Assets, to the extent required by the applicable lease, Borrower shall use commercially reasonable efforts to obtain the consent of the lessor of such real property to the Mortgage of such lease in form and substance reasonably acceptable to the Administrative Agent, at the direction of the Required Lenders (which, for the avoidance of doubt, will not require the expenditure of any consent fee, other than reimbursement of costs, to the landlord). For the purposes of determining relevant net book value with respect to any Material Real Property, such value shall (x) with respect to Material Real Property as of the Closing Date, equal the amount set forth opposite such Material Real Property on Schedule 5.08, (y) with respect to Material Real Property that is leased or acquired by a Loan Party after the Closing Date, be reasonably determined on the date of acquisition of such Material Real Property and (z) with respect to Material Real Property owned or leased by an entity which becomes a Loan Party after the Closing Date, be reasonably determined on the date on which such entity becomes a Loan Party, in each case as determined by the Administrative Agent at the direction of the Required Lenders. Notwithstanding the foregoing, the Borrower will not be required to deliver a title policy with respect to (i) any Salt Water Disposal Asset that is uninsurable due to the nature of the Borrower’s interest in such Salt Water Disposal Asset or (ii) any Salt Water Disposal Asset for which the issuance of a title policy requires documentation from a third party that has been requested but has not been delivered after the Borrower has used commercially reasonable efforts (without the expenditure of funds) to obtain such documentation.
“Real Property” means any parcel or parcels of land together with related improvements thereon owned in fee or leased by any Loan Party (including Salt Water Disposal Assets).
“Recipient” means (a) any Lender and (b) the Administrative Agent, as applicable.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys and representatives of such Person and of such Person’s Affiliates.
“Removal Effective Date” has the meaning set forth in Section 9.06.
“Reorganization Plan” means a plan of reorganization in any or all of the Cases.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total

Outstandings held or deemed held by, any Defaulting Lender or, subject to Section 10.06(b)(vii), any Existing Noteholder Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resignation Effective Date” has the meaning set forth in Section 9.06.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent or the Required Lenders, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent or the Required Lenders, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent, at the direction of the Required Lenders.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of October [ ], 2016, among the Borrower, the Guarantors, the Prepetition Term Loan Lenders, certain holders of the 2019 Senior Notes and the 2022 Senior Notes and the other parties thereto (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof).
“Rolling Budget” means a projected statement of sources and uses of cash for the Borrower and its Subsidiaries on a weekly basis, covering the 13 calendar weeks immediately succeeding the week during which such Rolling Budget is required to be delivered hereunder, including the anticipated use of the cash proceeds of Loans made hereunder and of Cash Collateral for each week during such period and setting forth, among other things, on a cumulative roll-forward basis the projected cash disbursements and projected cash receipts for each applicable week, in form substantially similar to the initial Rolling Budget attached hereto as Exhibit G (unless otherwise reasonably agreed by the Required Lenders) and in substance reasonably satisfactory to the Required Lenders (which Rolling Budget shall be deemed reasonably satisfactory if the Required Lenders do not provide notice of dispute to such Rolling Budget within three Business Days after delivery thereof).
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Salt Water Disposal Assets” means assets used by any Loan Party in connection with the operation of a commercial salt water and non-hazardous oil and gas waste disposal facility, including any Salt Water Disposal Well and any tankage or equipment used in connection therewith.
“Salt Water Disposal Well” means an underground well used for the disposal of fluids associated with oil and gas production.
“Sanctions” means any sanction administered or enforced by the United States Government (including OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Scheduled Maturity Date” means [-], 2017; provided that, if such date is not a Business Day, the Scheduled Maturity Date shall be the next preceding Business Day.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Advance” has the meaning specified in Section 2.01(b).
“Second Advance Amount” has the meaning specified in Section 2.01(b).
“Second Advance Date” has the meaning specified in Section 2.01(b).
“Second Tranche” has the meaning specified in Section 2.01(d).
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security Agreement” means the Security Agreement dated as of the Closing Date, as amended and supplemented from time to time, executed by each of the Loan Parties in favor of the Administrative Agent. The Security Agreement shall supplement, and shall not limit, the security interests granted pursuant to the Orders.

“Security Agreement Supplement” means the form of supplement attached to the Security Agreement as Annex I.
“Senior Notes” means (a) the 2019 Senior Notes and (b) the 2022 Senior Notes.
“Senior Notes Documents” means (a) the 2019 Senior Notes Documents and (b) the 2022 Senior Notes Documents.
“Subject Obligations” has the meaning specified in Section 11.06(b).
“Subordinated Obligations” has the meaning specified in Section 11.08(a).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Superpriority Claim” has the meaning specified in Section 2.14.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Priority Collateral” has the meaning specified in the Prepetition Intercreditor Agreement.
“Term Loan Priority Collateral Primed Liens” has the meaning specified in Section 2.14(a).
“Term Loan Priority Collateral Priming Liens” has the meaning specified in Section 2.14(a).
“Term Loan Proceeds Collateral Account” has the meaning assigned to such term in the in the Prepetition Term Loan Credit Agreement.
“Testing Date” means the last Business Day of each week occurring after the Closing Date, which initial Testing Date shall be [November 4, 2016].
“Testing Period” has the meaning set forth in Section 6.01(h).
“Title Company” has the meaning assigned to such term in the definition of Real Estate Collateral Requirement.
“Third Advance” has the meaning specified in Section 2.01(c).

“Third Advance Amount” has the meaning specified in Section 2.01(c).
“Third Advance Date” has the meaning specified in Section 2.01(c).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Trigger Date” means the earlier of (i) the first business day after the occurrence of an Event of Default and delivery by the Lenders of notice thereof (the “Carve-out Notice”) to (A) the United States Trustee and (B) the Borrower’s lead restructuring counsel (and, upon receipt, Borrower’s lead restructuring counsel shall promptly deliver such Carve-out Notice to the United States Trustee) and (ii) the Maturity Date.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03.    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP

(subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
Section 1.04.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
Section 1.06.    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 10:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
Section 1.07.    Uniform Commercial Code. Terms relating to Collateral used and not otherwise defined herein that are defined in the UCC shall have the meanings set forth in the UCC, as applicable and as the context requires.

ARTICLE II
THE COMMITMENTS AND LOANS
Section 2.01.    The Loans.
(a)    The Initial Advance. Subject to the terms and conditions set forth herein and in the Orders, each Lender severally agrees to make a loan to the Borrower on the Closing Date (such loan, the “Initial Advance”) in an amount equal to its Applicable Percentage of the lesser of (i) $30,000,000 and (ii) the amount authorized by the Bankruptcy Court in the Interim Order (such lesser amount, the “Initial Advance Amount”). Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
(b)    The Second Advance. Subject to the terms and conditions set forth herein (including Section 2.02(a)) and in the Orders, each Lender severally agrees to make a loan to the Borrower on any Business Day during the period commencing on the date of the Final Order and ending at 5:00 p.m. (New York City time) on the date that is one day prior to the 100 Day Anniversary (such loan, the “Second Advance”; the Commitments with respect thereto and with respect to the Initial Advance (in an aggregate amount equal to $40,000,000), the “Initial Tranche”; the date the Second Advance is made, the “Second Advance Date”) in an amount equal to its Applicable Percentage of the lesser of (i) $10,000,000 and (ii) the incremental amount in excess of the Initial Advance authorized by the Bankruptcy Court in the Final Order (such lesser amount, the “Second Advance Amount”). Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.
(c)    The Third Advance. Subject to the terms and conditions set forth herein (including Section 2.02(a)) and in the Orders, each Lender severally agrees to make a loan to the Borrower on any Business Day during the period commencing on the later of (x) the date of the Final Order and (y) the 100 Day Anniversary and ending on the date that is two months prior to the Scheduled Maturity Date (such loan, the “Third Advance” and the date such loan is made, the “Third Advance Date”) in an amount equal to its Applicable Percentage of the lesser of (i) $40,000,000 and (ii) the incremental amount in excess of the Initial Advance authorized by the Bankruptcy Court in the Final Order less the Second Advance Amount (such lesser amount, the “Third Advance Amount”). Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.
(d)    The Final Advance. Subject to the terms and conditions set forth herein (including Section 2.02(a)) and in the Orders, each Lender severally agrees to make a loan to the Borrower on any Business Day during the period commencing on the later of (x) the date of the Final Order and (y) the 100 Day Anniversary and ending on the date that is two months prior to the Scheduled Maturity Date (such loan, the “Final Advance”; the Commitments with respect thereto and with respect to the Third Advance (in an aggregate amount equal to $50,000,000), the “Second Tranche”; the date the Final

Advance is made, the “Final Advance Date”) in an amount equal to its Applicable Percentage of the lesser of (x) the remaining Commitments and (y) the incremental amount in excess of the Initial Advance authorized by the Bankruptcy Court in the Final Order less the Second Advance Amount and the Third Advance Amount (such lesser amount, the “Final Advance Amount”). Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed.
Section 2.02.    Borrowings of Loans.
(a)    Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice. A Loan Notice in respect of the Initial Advance shall be delivered on the Closing Date in accordance with Section 4.02 and each other notice must be received by the Administrative Agent not later than 11:00 a.m. (i) in the case of the Second Advance, at least seven days prior to the requested date of such Borrowing and (ii) in the case of the Third Advance and the Final Advance, at least 24 days prior to the requested date of such Borrowing. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Loan Notice and each telephonic notice shall specify (i) whether the Borrower is requesting the Initial Advance, the Second Advance, Third Advance or the Final Advance, (ii) the requested date of the Borrowing (which shall be a Business Day) and (iii) the principal amount of Loans to be borrowed (which (w) in the case of the Initial Advance, shall be in an amount equal to the Initial Advance Amount, (x) in the case of the Second Advance, shall be in an amount equal to the Second Advance Amount, (y) in the case of the Third Advance, shall be in an amount equal to the Third Advance Amount and (z) in the case of the Final Advance, shall be in an amount equal to the Final Advance Amount).
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans. Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
Section 2.03.    [Reserved].
Section 2.04.    [Reserved].
Section 2.05.    Prepayments.

(a)    Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty, except as set forth in Section 2.05(c); provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. one Business Day prior to the date of such prepayment and (ii) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    Mandatory.
(i)    [Reserved].
(ii)    Sales of Assets. Upon receipt of Net Proceeds from (A) the sale or other disposition of any property or assets of any Loan Party or any of its Subsidiaries (other than inventory sold in the ordinary course) or (B) any casualty insurance pursuant to Section 6.07 or business interruption insurance, or if any of such property or assets are comprised of real property subject to a mortgage that is damaged, destroyed or taken by condemnation, in whole or in part, the Borrower shall pay or cause such Loan Party or its Subsidiaries to pay to the Administrative Agent, for the ratable benefit of the Lenders, an amount equal to 100% of such Net Proceeds as a mandatory prepayment of the Obligations; provided that, no proceeds realized in a transaction or series of transactions which would otherwise be subject to the prepayment requirements under the foregoing clause (A) or (B) shall constitute Net Proceeds for purposes of this Section 2.05(b)(ii) until the aggregate proceeds from all such transactions exceed $100,000 over the term of this Agreement (and thereafter all such proceeds, including the initial $100,000 of such proceeds, shall constitute Net Proceeds for purposes of this Section 2.05(b)(ii) and be subject to the prepayment requirement included herein); provided that Net Proceeds from the sale or other disposition of ABL Facility Priority Collateral shall be applied in accordance with the Orders.
(iii)    Proceeds from Issuance of Indebtedness. If any Loan Party or any of its Subsidiaries issues any Indebtedness (other than Indebtedness permitted pursuant to Section 7.02), the Borrower shall pay, or cause such Loan Party or its Subsidiaries to pay, to the Administrative Agent, for the ratable benefit of the Lenders, when and as received by such Loan Party or its Subsidiaries, as a mandatory prepayment of the Obligations, an amount equal to 100% of the Net Proceeds of such issuance of Indebtedness.
(iv)    Proceeds from Issuance of Equity Interests. If any Loan Party or any of its Subsidiaries issues any of its Equity Interests, the Borrower shall pay, or cause such Loan Party or its Subsidiaries to pay, to the Administrative Agent, for the ratable benefit of the Lenders, when and as received by such Loan Party or its Subsidiaries, as a mandatory prepayment of the Obligations, an amount equal to 100% of the Net Proceeds of such issuance of Equity Interests.
(v)    Extraordinary Receipts. Upon receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall pay, or cause such Loan Party or Subsidiary to pay, to the Administrative Agent, for the ratable benefit of the Lenders, when and as received by such Loan Party or Subsidiary and as a mandatory prepayment of the Obligations, an amount equal to 100% of such Extraordinary Receipts.
(vi)    [Reserved].
(vii)    Right to Decline Mandatory Prepayments. Any mandatory prepayment (other than pursuant to clause (iii) above) may be declined by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future mandatory prepayment, and any such election to decline a prepayment shall not be construed as a waiver of any other requirement (including the requirement to repay all Obligations) hereunder. If a Lender chooses to decline a mandatory prepayment, such Lender shall provide written notice thereof to the Administrative Agent and the Borrower not less than one (1) Business Day prior to the date on which such mandatory prepayment is due (or within one (1) Business Day of receipt of such prepayment notice), if such prepayment was not provided by the Borrower not less than one (1) Business Day prior to the making of such prepayment (return of such prepayment to accompany any such notice), and the Lenders that accept such mandatory prepayment shall share the proceeds thereof on a pro rata basis as determined among the Lenders electing to participate in such mandatory prepayment (and if declined by all Lenders, the amount of such mandatory prepayment shall be retained by the Borrower).
(c)    Applicable Premium. With respect to (x) each repayment or prepayment of Loans under Section 2.05(a) and Section 2.05(b)(iii), in each case, prior to the Maturity Date, and (y) any repayment upon acceleration of the Loans pursuant to Article VIII prior to the Scheduled Maturity Date, the Borrower shall be required to pay with respect to the amount of the Loans repaid or prepaid, in each case, concurrently with such repayment or prepayment, a premium in an amount equal to 3.00% of the amount of the Loans being repaid or prepaid (the “Applicable Premium”).
(d)    Application of Payments and Prepayments. Subject to Section 2.05(b)(vii) and Section 2.16, each prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. For the avoidance of doubt, all such payments will reduce the principal amount of Loans net of any interest, fees, charges, premiums or other amounts due and payable hereunder at the time of such payment.
Section 2.06.    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may not terminate or reduce the Commitments, other than as a result of a Borrowing made in accordance with this Agreement.
(b)    Mandatory. (i) The Commitments shall be automatically and permanently reduced by an amount equal to the Initial Advance upon the earlier of (a) the borrowing of the Initial Advance and (b) 12:01 a.m. New York City time on the day immediately succeeding the Closing Date, (ii) the Commitments shall be automatically and permanently further reduced by an amount equal to the Second Advance upon the earlier of (a) the borrowing of the Second Advance and (b) 12:01 a.m. New York City time on the day immediately succeeding the last day upon which the Second Advance may be made pursuant to Section 2.01(b), (iii) the Commitments shall be automatically and permanently further reduced by an amount equal to the Third Advance upon the earlier of (a) the borrowing of the Third Advance and (b) 12:01 a.m. New York City time on the day immediately succeeding the last day upon which the Third Advance may be made pursuant to Section 2.01(c) and (iv) the Commitments shall be automatically and permanently further reduced by an amount equal to the Final Advance upon the earlier of (a) the borrowing of the Final Advance and (b) 12:01 a.m. New York City time on the day immediately succeeding the last day upon which the Final Advance may be made pursuant to Section 2.01(d).
(c)    Maturity Date. The aggregate Commitment shall be automatically and permanently reduced to zero on the Maturity Date.
Section 2.07.    Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date, together with all other amounts due under this Agreement or the other Loan Documents, including the Exit Fee.
Section 2.08.    Interest.
(a)    Subject to the provisions of Section 2.08(b), each Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Applicable Rate.
(b)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (i) all Obligations consisting of the principal amount of Loans outstanding hereunder and (ii) all overdue amounts other than in respect of such principal of Loans shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(d)    Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(e)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09.    Fees.
(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a commitment fee in Dollars equal to 5.00% per annum of the actual daily amount of the aggregate unused Commitments commencing on the Closing Date until such Commitment is terminated pursuant to Section 2.06(b), including at any time during which one or more of the conditions in Article IV is not met, which fee shall be due and payable monthly in arrears on the last Business Day of each month; provided that, with respect to an amount of Commitments equal to the Second Tranche, no commitment fee shall be payable if the Maturity Date has occurred prior to the 100 Day Anniversary, but thereafter such commitment fee with respect to such Commitments that has accrued since the Closing Date shall be payable on the 100 Day Anniversary, and the commitment fee in respect of the remaining undrawn Commitments shall continue to accrue thereafter and be payable monthly in arrears as set forth in this Section 2.09(a) and on the Maturity Date.
(b)    Administrative Agent Fee and Upfront Fees.
(i)    The Borrower shall pay to the Administrative Agent for its own account, in Dollars, fees in the amounts and at the times specified in the Fee Letter between the Administrative Agent and the Borrower. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage an upfront fee equal to 4.00% of the aggregate principal amount of Commitments equal to the Initial Tranche (which may take the form of original issue discount at the election of the Required Lenders), which such fee shall be earned, due and payable in full on the Closing Date. Notwithstanding the foregoing, no applicable original issue discount applied to the principal amount of the Loans shall reduce the amount of Obligations below 100% of the original aggregate principal amount of such Loans.
(iii)    If the Maturity Date has not occurred prior to the 100 Day Anniversary, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a fee equal to 4.00% of the aggregate principal amount of Commitments equal to the Second Tranche, which such fee shall be earned, due and payable in full on the 100 Day Anniversary.
(c)    Exit Fee. Other than with respect to a repayment or prepayment of Loans that is subject to the Applicable Premium, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage an exit fee in an amount equal to 1.00% of the principal amount of the Loans repaid at or following the Maturity Date or following any acceleration thereof. The exit fee shall be payable on the date of such repayment of the Loans.
Section 2.10.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11.    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Section 2.12.    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)
(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 11:00 a.m. on the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available in accordance with and at the time required by Section 2.02 and may, but in no event shall it be obligated to, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the Applicable Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, but in no event shall it be obligated to, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowings set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of fees then due hereunder of the Administrative Agent, (ii) second, toward payment of interest and fees then due hereunder, ratably among the other parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (iii) third, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
Section 2.13.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of the amount of such Obligations due and payable to such Lender at such time to the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of the amount of such Obligations owing (but not due and payable) to such Lender at such time to the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.14.    Priority and Liens; No Discharge.
(a)    Each of the Loan Parties hereby covenants and agrees that upon the entry of an Interim Order (and, when applicable, the Final Order) its obligations hereunder and under the other Loan Documents shall be subject to the Carve-Out and: (i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed superpriority administrative expense claim in the Case of such Loan Party (collectively, the “Superpriority Claims”); (ii) pursuant to section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a valid, binding, continuing, enforceable perfected first priority security interest in and Lien on the Collateral of each Loan Party (A) to the extent such Collateral is not subject to valid, perfected and non-avoidable Liens as of the Petition Date and (B) excluding claims and causes of action under sections 502(d), 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code (collectively, “Avoidance Actions”) (it being understood that notwithstanding such exclusion of Avoidance Actions, upon entry of the Final Order, such security interest and Lien shall attach to any proceeds of Avoidance Actions), provided that such security interest in and Lien on ABL Postpetition Collateral shall be subject and subordinate to the Prepetition ABL Adequate Protection Liens; (iii) except as otherwise provided in the immediately following clause (iv), pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected second priority security interest in and Lien on the ABL Facility Priority Collateral, junior only to the security interest and Liens of the ABL Agent and the ABL Lenders with respect to such ABL Facility Priority Collateral; and (iv) pursuant to section 364(d)(1) of the Bankruptcy Code, be secured by (A) a valid, binding, continuing, enforceable perfected first priority priming security interest in and Lien on the Term Loan Priority Collateral of each Loan Party (the “Term Loan Priority Collateral Priming Liens”) to the extent that such Collateral is subject to existing Liens that secure the obligations of the applicable Loan Party under the Prepetition Term Loan Credit Agreement (collectively, the “Term Loan Priority Collateral Primed Liens”) and (B) a valid, binding, continuing, enforceable perfected second priority priming security interest in and Lien on the ABL Facility Priority Collateral of each Loan Party (the “ABL Collateral Priming Liens” and, together with the Term Loan Priority Collateral Priming Liens, the “Priming Liens”) to the extent that such Collateral is subject to existing second priority Liens that secure the obligations of the applicable Loan Party under Prepetition Term Loan Credit Agreement (collectively, the “ABL Collateral Primed Liens” and, together with the Term Loan Priority Collateral Primed Liens, the “Primed Liens”), all of which Primed Liens shall be primed by and made subject and subordinate to the perfected first or second priority Liens, as the case may be, to be granted to the Administrative Agent for the benefit of the Secured Parties, which Priming Liens in favor of the Administrative Agent for the benefit of the Secured Parties shall also prime any Liens (other than, with respect to the ABL Facility Priority Collateral and the ABL Postpetition Collateral, the Prepetition ABL Adequate Protection Liens) granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens, subject to the Carve-Out.
(b)    (i)    Each Loan Party hereby confirms and acknowledges that, pursuant to the Interim Order (and, when entered, the Final Order), the Liens in favor of the Administrative Agent on behalf of and for the benefit of the Secured Parties in all of such Loan Party’s Collateral, which includes all of such Loan Party’s Real Property, shall be created and perfected without the recordation or filing in any land records or filing offices of any Mortgage, assignment or similar instrument. All of the Liens described in this Section 2.14 shall be effective and perfected upon entry of the Interim Order without the necessity of the execution, recordation of filings by the Debtors of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent of, or over, any Collateral, as set forth in the Interim Order.
(c)    (ii)    Further to Section 2.14(b)(i) and the Interim Order (and, when entered, the Final Order), subject to Section 2.14(a) above and 2.14(d) below, to secure the full and timely payment and performance of the Obligations, each Loan Party hereby GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, ASSIGNS and SETS OVER to the Administrative Agent for the ratable benefit of the Secured Parties, with power of sale (if applicable), all of the types and items of real and personal property and interests whether now owned by or hereafter acquired by such Loan Party, including such Loan Party’s right, title and interest in and to: (i) Salt Water Disposal Assets; (ii) land; (iii) leases demising land or improvements, including all amendments, supplements, consolidations, extensions, renewals and other modifications now or hereafter entered into; (iv) any and all buildings, structures, improvements, alterations or appurtenances; (v) all (1) streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to any land or leased premises of such Loan Party, (2) strips or gores between parcels of land and abutting or adjacent properties, (3) options to purchase land or demised premises or any portion thereof or interest therein, and any greater estate in land, demises premises or improvements, and (4) water and water rights, timber, crops and mineral interests on or pertaining to land owned or leased by such Loan Party; (vi) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by such Loan Party, including, but not limited to, any and all oil wells, gas wells, injection wells, salt water disposal wells, or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing), product marketing terminal, storage tanks (including tank bottoms and substances lying below the outlet flange), and pipelines (including line fill), and all renewals and replacements of, substitutions for and additions to the foregoing; (vii) all (A) plans and specifications for improvements; (B) all commitments, insurance policies (or additional or supplemental coverage related thereto), contracts and agreements for the design, construction, operation or inspection of the improvements or equipment or the operation thereof; (viii) all intangible property used by such Loan Party, including, without limitation, all contract rights, guarantees, permits, consents of governmental authorities, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges relating solely to the ownership, operation or maintenance of land, leased premises, improvements or equipment, and all of such Loan Party’s right, title and interest in and to all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash as illiquid claims including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value thereof, and any rights to a rebate, offset or other assignment, warranty or service under a purchase order, invoice or purchase agreement with any manufacturer or supplier of any portion of the foregoing; (ix) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of land, demised premises, improvements or equipment; (xi) as-extracted collateral; (xii) engineering, accounting, title, legal, and other technical or business data which are in the possession of such Loan Party or in which such Loan Party can otherwise grant a security interest, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto); and (xiii) all articles of personal property of every kind and nature whatsoever owned by such Loan Party, or in which such Loan Party has or shall have an interest, including without limitation, all building equipment, materials and supplies and any of the Collateral which may be subject to any security interests, foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto, unto the Administrative Agent, and its successors and assigns, for the ratable benefit of the Secured Parties, in trust, forever, to secure the Obligations. Each Loan Party hereby agrees to warrant and forever defend, all and singular, title to the foregoing property and interests forever against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to Permitted Liens. Notwithstanding the foregoing, excluded from the foregoing grant of Lien is any right, title and interest of any Loan Party in and to any (i) Real Property improved by a Building or Manufactured (Mobile) Home and no such property shall be “Collateral” hereunder to the extent and for so long as the Flood Zone Requirements with respect to such property has not been satisfied to the satisfaction of each federally regulated Lender and (ii) property and assets described in Section 2.14(d) below.

(d)    (iii)    Each Loan Party further agrees that, upon the request of the Administrative Agent, in the exercise of its business judgment, such Loan Party shall execute and deliver to the Administrative Agent, as soon as reasonably practicable following such request but in any event within 60 days following such request (or such longer periods as agreed by the Administrative Agent, at the direction of the Required Lenders (which, for the avoidance of doubt, may be provided via email), in their sole discretion), Mortgages in recordable form with respect to such Material Real Property owned or leased by such Loan Party and identified by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent and including the deliverables (as applicable) as necessary to satisfy the Real Estate Collateral Requirement within the time periods specified therein.
(c)    Notwithstanding anything to the contrary herein, in no event shall the Collateral include (a) any Equipment (as defined in the UCC) owned by any Debtor on the date hereof or hereafter acquired that is subject to a Permitted Lien if the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such Equipment except to the extent such prohibition is ineffective under the UCC or rendered ineffective by the Orders or the Bankruptcy Code; provided that such contractual prohibition existed on the Closing Date, or, with respect to any Subsidiary acquired after the Closing Date (and so long as such contractual prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired; (b) General Intangibles, Contracts, and Investment Property (each as defined in the UCC) which by their respective express terms prohibit the grant of a security interest, except to the extent such prohibition is ineffective under the UCC or rendered ineffective by the Orders or the Bankruptcy Code; provided that such contractual prohibition existed on the Closing Date, or, with respect to any Subsidiary acquired after the Closing Date (and so long as such contractual prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired; (c) permits and licenses to the extent the grant of a security interest therein is prohibited under applicable Law or regulation or by their express terms, except to the extent such prohibition is ineffective under the UCC or rendered ineffective by the Orders or the Bankruptcy Code; (d) 34% of the Equity Interests in each direct Subsidiary of any Loan Party that is a “controlled foreign corporation” under the Code; and (e) until such time as the Credit Card Control Agreement is terminated or otherwise no longer in effect, the Credit Card Cash Collateral; provided that the Collateral shall include the Borrower’s interests in the Credit Card Cash Collateral, including any residual interest therein after payment in full of the Borrower’s obligations under the P-Card Agreements.
(e)    (d)    The relative priorities of the Liens described in this Section 2.14 with respect to the Collateral of the Debtors shall be as set forth in the Interim Order (and, when entered, the Final Order). In the event of any inconsistency between this Section 2.14 and the terms of the Interim Order (and, when entered, the Final Order), the terms of the Interim Order (and, when entered, the Final Order) shall govern.

(f)    (e)    Each of the Loan Parties agrees that to the extent that its obligations under the Loan Documents have not been satisfied when due in full in cash, its obligations under the Loan Documents shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Loan Parties, pursuant to section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and the Superpriority Claims granted to the Administrative Agent and the Lenders pursuant to the Orders and the Liens granted to the Administrative Agent and the Lenders pursuant to the Orders shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.
Section 2.15.    Payment of Obligations. Subject to the last paragraph of Section 8.02, upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Loan Parties under this Agreement or any of the other Loan Documents, the Administrative Agent and the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.
Section 2.16.    Defaulting Lenders.
(a)    Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy potential future obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting

Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the applicable conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    [Reserved].
(c)    Defaulting Lender Cure.  If the Borrower and the Administrative Agent, at the direction of the Required Lenders, agree in writing in their sole discretion that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.17.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01.    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require an applicable withholding agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any applicable withholding agent shall be required to withhold or deduct any Taxes, including both United States federal backup withholding and withholding Taxes, from any payment, then such withholding agent shall withhold or make such deductions as are determined by such withholding agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, such withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and if such Tax subject to withholding or deduction is an Indemnified Tax or Other Tax, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    Tax Indemnifications.
(i)    Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify each Recipient and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the applicable Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)    Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) or (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c) (3)(B) of the Code, or a “CFC” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct or indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming an exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Lender or Administrative Agent be required to pay any amount to the Administrative Agent or Borrower pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 3.02.    [Reserved].
Section 3.03.    [Reserved].
Section 3.04.    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to such

Recipient in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Taxes described in clauses (a) or (b) of the definition of Excluded Tax payable by such Recipient); or
(iii)    impose on any Lender any other condition, cost or expense affecting this Agreement or the Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.05.     [Reserved].

Section 3.06.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, replace such Lender in accordance with Section 10.13.
Section 3.07.    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT
Section 4.01.    Conditions to the Closing Date. The effectiveness of this Agreement on the Closing Date is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender, the Borrower and each Guarantor;

(ii)    resolutions, written consents, incumbency certificates and/or other organizational documents certified by a Responsible Officer of each Loan Party in a form substantially consistent with those delivered in connection with the Prepetition Term Loan Credit Agreement;
(iii)    good standing certificates (or similar document, as applicable in the applicable jurisdiction) for each Loan Party;
(iv)    a certificate signed by a Responsible Officer of the Borrower certifying (i) that the conditions specified in Sections 4.02(b), (c), (h) and (i) have been satisfied and (ii) that there has been no event or circumstance since June 30, 2016 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect other than events or circumstances that affect the oil field service industry generally;
(v)    (A) the DIP Budget and (B) the initial Rolling Budget;
(vi)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(vii)    the Fee Letter executed by the parties thereto;
(viii)    executed counterparts of the Security Agreement, in form and substance satisfactory to the Lenders, duly executed by the parties thereto, together with:
(A)    certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank; provided that the foregoing shall be deemed to be satisfied to the extent such certificates or instruments in existence on the Closing Date have been delivered to the Pre-Petition Term Loan Administrative Agent, and
(B)    Uniform Commercial Code financing statements in form appropriate for filing in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement.
(ix)    unless the Administrative Agent shall have otherwise agreed to that the following requirements may be satisfied after the Closing Date pursuant to arrangements to be agreed, evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral.
(b)    The Administrative Agent shall have received not less than three Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing not less than five Business Days prior to the Closing Date.
(c)    The Restructuring Support Agreement shall become effective and binding pursuant to Section 12 thereof, and shall not have been terminated.
(d)    The Acceptable Plan of Reorganization and the Acceptable Disclosure Statement shall have been filed in each of the Cases on the Petition Date.
(e)    The Cases of any of the Debtors shall have not been dismissed or converted to cases under Chapter 7 of the Bankruptcy Code.
(f)    No trustee under Chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases of the Debtors.
(g)    All “first day” orders and all related pleadings intended to be entered on or prior to the date of entry of the Interim Order shall have been entered by the Bankruptcy Court, shall not have been modified, stayed or vacated (except with the consent of the Required Lenders, and shall be reasonably satisfactory in form and substance to the Required Lenders, [it being understood that drafts approved by counsel to the Required Lenders prior to the Petition Date are reasonably satisfactory.]
(h)    Within four business days after the Petition Date (or such later date as the Required Lenders may agree in their sole discretion), the Bankruptcy Court shall have entered the Interim Order.
(i)    The Borrower shall have made no payments after the Petition Date on account of any Indebtedness arising prior to the Petition Date unless such payment is made (i) with the consent of the Required Lenders in their sole discretion or (ii) pursuant to “first day” orders reasonably acceptable to the Required Lenders.
(j)    The entry into this Agreement and the other Loan Documents shall not violate any requirement of law and shall not be temporarily, preliminarily or permanently enjoined.
(k)    The unrestricted cash balances and Cash Equivalents of the Borrower and its consolidated Subsidiaries shall not be less than $2,500,000.

(l)    The Borrower shall have satisfied all requirements set forth in Section 4.02 with respect to the Initial Advance and shall have borrowed the Initial Advance substantially simultaneously with the satisfaction of the conditions set forth in this Section 4.01.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02.    Conditions to Borrowing Any Advance. The obligation of each Lender to fund any Advance hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Closing Date shall have occurred.
(b)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in (x) Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (y) Section 5.05(c) with respect to Rolling Budgets shall be deemed to refer to the most recent Rolling Budget furnished pursuant to Section 6.01(g).
(c)    No Default shall exist, or would result from the Borrowing of such Advance or from the application of the proceeds thereof.
(d)    The Administrative Agent shall have received a Loan Notice with respect to such Borrowing in accordance with the requirements hereof.
(e)    All fees required to be paid to the Administrative Agent and the Lenders on or before the date of such Advance shall have been paid.
(f)    The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent and the Lenders (directly to such counsel if requested by the Administrative Agent or the Lenders, as applicable) to the extent invoiced prior to or on the date of such Advance, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through such Advance (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent and the Lenders, as applicable).
(g)    (i) The making of such Advance shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently and (ii) no law or regulation shall be applicable in the judgment of the Required Lenders that imposes materially adverse conditions upon the Loans or the transactions contemplated by this Agreement.
(h)    There shall exist no unstayed action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Loan Parties) threatened in any court or before any arbitrator or governmental instrumentality (other than the Cases) that could reasonably be expected to have a Material Adverse Effect.
(i)    All consents, licenses, approvals, waivers, acknowledgements and other agreements required in connection with the execution, delivery and performance by such Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party shall be in full force and effect (without the imposition of any adverse conditions that are not reasonably acceptable to the Required Lenders).
(j)    The Interim Order shall be in full force and effect, shall not have been reversed, vacated or stayed, and shall not have been amended, supplemented or otherwise modified (other than pursuant to the Final Order) without the prior written consent of Required Lenders and, solely with respect to amendments or modifications adversely affecting its rights granted under the Interim Order, the Administrative Agent, in their sole discretion.
(k)    Other than with respect to the making of the Initial Advance, the Bankruptcy Court shall have entered the Final Order and such Final Order shall not have been reversed, vacated or stayed, and shall not have been amended, supplemented or otherwise modified without the prior written consent of Required Lenders and, solely with respect to amendments or modifications adversely affecting its rights granted under the Final Order, the Administrative Agent, in their sole discretion.
(l)    Other than with respect to the making of the Initial Advance, the most recent Rolling Budget delivered hereunder projects the unrestricted cash and Cash Equivalents of the Borrower and its consolidated Subsidiaries to be below $40,000,000 on the proposed date of Borrowing set forth in the applicable Loan Notice.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable Advance specifying its objection thereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
Section 5.01.    Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) subject to entry of the Orders and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention. Subject to the entry of the Orders and subject to the terms thereof, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of such Person’s Organization Documents; conflict with or result in any breach or contravention of, or require any payment to be made under, any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except for conflicts, breaches or contraventions that could not reasonably be expected to result in a Material Adverse Effect; violate any Law or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or result in the creation or imposition of any Lien on any property of the Borrower or any Subsidiary except Liens created under the Loan Documents.
Section 5.03.    Governmental Authorization; Other Consents. Subject to the entry of the Orders and subject to the terms thereof, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or continuance of the Liens created under the Collateral Documents (including the priority thereof as set forth in Section 2.14) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, are required by the Loan Documents, or in the case of any authorization, approval, action, notice or filing from or with a Person other than a Governmental Authority, the failure to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. Subject to the entry of the Orders and subject to the terms thereof, this Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
Section 5.05.    Financial Statements; No Material Adverse Effect.
(a)
(i)    The audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2015, and each audited balance sheet of the Borrower and its Subsidiaries subsequently delivered under Section 6.01(a), and the related consolidated statements of operations, stockholders’ equity, and cash flows for such fiscal year, were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and show or describe all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(ii)    The consolidated balance sheet of the Borrower and its Subsidiaries for the most recent fiscal quarter ended, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for such fiscal quarter, fairly present in all material respects the financial position, results of operations cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
(b)    Since June 30, 2016, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect other than those affecting the oil field service industry generally.
(c)    The DIP Budget, each Rolling Budget, the consolidated forecasted balance sheet, statements of income and cash flows of the Borrower and its Subsidiaries, in each case, delivered pursuant to Section 4.01 or 6.01, as applicable, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance, recognizing that there are industry-wide risks normally associated with the types of business conducted by the Borrower and its Subsidiaries and that the Borrower does not warrant that such forecasts and estimates will ultimately prove to have been accurate.
Section 5.06.    Litigation. Except for the Cases, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that purport to affect or pertain to this Agreement, any other Loan Document or, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect or is not subject to the automatic stay as a result of the Case.
Section 5.07.    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation (other than such violations arising as a result of the commencement of the Cases and except as otherwise excused by the Bankruptcy Court) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 5.08.    Ownership of Property; Liens; Investments. Other than as a result of the Case, Loan Party and each of its Subsidiaries has good title to, or valid leasehold interests in, all of their respective property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No such property is subject to a Lien, other than Permitted Liens. As of the Closing Date, to the Borrower’s knowledge Schedule 5.08 lists all Material Real Property.
Section 5.09.    Environmental Compliance.
(a)    The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential Environmental Liability on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and Environmental Liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    None of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property. Except as in accordance in all material respects with the requirements of all Environmental Laws: (i) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and (ii) Hazardous Materials have not been released, discharged or disposed of (x) on, at, under, to, from, or in any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or (y) by any Loan Party or any of their respective Subsidiaries at any other property, facility or location. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries.
(c)    Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except for any investigations, assessments or remedial or response actions not reasonably expected to result in a material Environmental Liability. All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries have been disposed of in accordance with the requirements of all Environmental Laws in all material respects and in a manner not reasonably expected to result in a material Environmental Liability.
(d)    The Loan Parties and each of their respective Subsidiaries have obtained all Environmental Permits necessary for the ownership and operation of their properties and assets and the conduct of their business except where the failure to do so could not, either individually or in the aggregate, reasonably be expected to result a material Environmental Liability. Except where the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Loan Parties and their respective Subsidiaries have been and are in compliance with all Environmental Laws and the terms and conditions of applicable Environmental Permits. There are no pending or, to the best knowledge of the Borrower, threatened, claims against any Loan Party or any of its Subsidiaries under any Environmental Laws and neither the Loan Parties nor any of their respective Subsidiaries has received any written notice of alleged non-compliance with applicable Environmental Laws or Environmental Permits which could, in each case, either individually or in the aggregate, reasonably be expected to result in a material Environmental Liability.
Section 5.10.    Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the

Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.
Section 5.11.    Taxes. The Borrower and its Subsidiaries have filed all federal, state and other material Tax returns and reports required to be filed, and have paid all federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (x) that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (y) that need not be paid pursuant to an order of the Bankruptcy Court or pursuant to the Bankruptcy Code. There is no proposed Tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any Tax sharing agreement
Section 5.12.    ERISA Compliance.
(a)    Except to the extent excused by the Bankruptcy Code or as a result of the filing of the Cases, the Borrower, its Subsidiaries and each ERISA Affiliate have maintained each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Other than as a result of the Cases, except as could not, either individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect: (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
Section 5.13.    Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except Permitted Liens. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.
Section 5.14.    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.15.    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, recognizing that there are industry-wide risks normally associated with the types of business conducted by the Borrower and its Subsidiaries and that the Borrower does not warrant that such projections and estimates will ultimately prove to have been accurate.
Section 5.16.    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.17.    Intellectual Property; Licenses, Etc.
(a)    The Borrower and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, Licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    To the knowledge of the Borrower and each of its Subsidiaries, on and as of the date hereof, there is no material violation by any Person of any right of the Borrower or any of its Subsidiaries with respect to any IP Rights included in the Collateral, pledged by it under the name of the applicable Loan Party.
Section 5.18.    [Reserved.]
Section 5.19.    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.20.    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.
Section 5.21.    Collateral Documents. Subject to, and upon the entry of, the Orders, the Orders and the provisions of the Collateral Documents are or will be effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien with the priorities set forth in Section 2.14 on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
Section 5.22.    Sanctions and Anti-Corruption Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is a Person that is, or is owned or controlled by one or more Persons that are, (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction. The Loan Parties and their Subsidiaries are in compliance in all material respects with applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption laws (“Anti-Corruption Laws”).
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
Section 6.01.    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ending December 31, 2016), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for a qualification or exception in respect of the financial condition of the Borrower and its Subsidiaries);

(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ending September 30, 2016), (A) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (B) desktop appraisals with respect to the Collateral as of the last day of each fiscal quarter by an appraiser reasonably acceptable to the Required Lenders and the Administrative Agent;
(c)    as soon as available, but in any event within 30 days after the end of each month, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for such month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(d)    as soon as available, but in any event not later than 45 days after the end of each fiscal year of the Borrower, a financial forecast of the Borrower and its Subsidiaries on a consolidated basis prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, including consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs);
(e)    [reserved];
(f)    as soon as available, but in any event no later than 5:00 p.m. (New York City time) on [October 31, 2016] and the first Business Day of each week thereafter, a report of the unrestricted cash and Cash Equivalents of the Borrower and its consolidated Subsidiaries as of the close of the last Business Day of the preceding week;

(g)    as soon as available, but in any event no later than 5:00 p.m. (New York City time) on [November 4, 2016] and the last Business Day of the first week of each month thereafter, a Rolling Budget; and
(h)    as soon as available, but in any event no later than 5:00 p.m. (New York City time) on [November 4, 2016] and each Testing Date thereafter, a variance report setting forth (1) actual cash receipts and disbursements (excluding professional fees and expenses) made by the Borrower and its Subsidiaries for the applicable Testing Period ending on the last Business Day of the prior week, (2) variances, on a line-item basis, of the receipts and disbursements of the Borrower and the Subsidiaries for such Testing Period against the line-item receipts and disbursements (other than in respect of professional fees and expenses) set forth for such period in an appendix to the most recent Rolling Budget on a weekly basis and (3) an explanation, in reasonable detail, for any material variance, and a certification of a Responsible Officer of the Borrower of compliance with Section 7.11; and as used herein “Testing Period” means (i) in respect of the first Testing Date covered in the most recent Rolling Budget, the one-week period ending on the last Business Day of the week prior to the week of such Testing Date, (ii) in respect of the second Testing Date covered in the most recent Rolling Budget, the two-week period ending on the last Business Day of the week prior to the week of such Testing Date, (iii) in respect of the third Testing Date covered in the most recent Rolling Budget, the three-week period ending on the last Business Day of the week prior to the week of such Testing Date and (iv) in respect of any subsequent Testing Date covered in the most recent Rolling Budget, the four-week period ending on the last Business Day of the week prior to the week of such Testing Date.
As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
Section 6.02.    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board (or the audit committee of the Board) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
(d)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(f)    as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(g)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(h)    not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) received under or pursuant to any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, or any Lender through the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(i)    promptly after the assertion or occurrence thereof, notice of (x) any action or proceeding against any Loan Party or any of its Subsidiaries related to any Environmental Law or Environmental Permit or (y) noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, in each case that could reasonably be expected to have a Material Adverse Effect;
(j)    (i) as soon as reasonably practicable in advance of filing with the Bankruptcy Court or delivering to any statutory committee appointed in the Cases or the U.S. Trustee, as the case may be, the Final Order and all other proposed orders and pleadings related to or affecting the Loans, the Prepetition Term Loans, the Prepetition Term Loan Credit Agreement Loan Documents and the Loan Documents, any other financing or use of Cash Collateral, any sale or other disposition of Collateral outside the ordinary course, cash management, adequate protection, any Reorganization Plan and/or any disclosure statement related thereto and (ii) not later than the earlier of (A) three Business Days prior to being filed (and if impracticable, then as soon as possible and in no event later than one Business Day prior to being filed) on behalf of any of the Debtors with the Bankruptcy Court or (B) at the same time as such documents are provided by any of the Debtors to any statutory committee appointed in the Cases, the Creditors’ Committee, the Ad Hoc Note Holder Committee or the U.S. Trustee, all other notices, filings, motions, pleadings or other information concerning the financial condition of the Borrower or any of its Subsidiaries or other Indebtedness of the Loan Parties or any request for relief under section 363, 365, 1113 or 1114 of the Bankruptcy Code or section 9019 of the Federal Rules of Bankruptcy Procedure; and
(k)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Debt Domain, Syndtrak, ClearPar, or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
Section 6.03.    Notices. Promptly notify the Administrative Agent and each Lender:
(a)    of the occurrence of any Default;
(b)    of (i) the breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary; or (iv) any other matter; in each case, that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    of the commencement of, or any material development in, any investigation, litigation or proceeding affecting the Borrower or any Subsidiary pursuant to any applicable Environmental Laws which could, either individually or in the aggregate, reasonably be expected to result in a material Environmental Liability;
(d)    of the occurrence of any ERISA Event; and
(e)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof.
Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Section 6.04.    Payment of Obligations. In the case of any Debtor, in accordance with the Bankruptcy Code and subject to obtaining any required approval by the Bankruptcy Court, pay and discharge as the same shall become due and payable, in each case as permitted by the applicable Rolling Budget, all its material obligations and liabilities (in the case of any Debtor, solely to the extent arising post-petition), including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
Section 6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect the Borrower’s and the Loan Parties’ legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
Section 6.06.    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and any equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 6.07.    Maintenance of Insurance. (a) Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A+, unless otherwise approved by the Administrative Agent, at the direction of the Required Lenders, in their discretion) satisfactory to the Administrative Agent, at the direction of the Required Lenders. All proceeds under each policy covering Collateral shall be payable to the Administrative Agent as a lender loss payee. From time to time upon request, the Borrower shall deliver to the Administrative Agent the originals or certified copies of its insurance policies. Unless the Administrative Agent, at the direction of the Required Lenders, shall agree otherwise, each policy shall include satisfactory endorsements that (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (ii) with respect to insurance covering Collateral, name the Administrative Agent as loss payee, and (iii) specify that the interest of the Administrative Agent shall not be impaired or invalidated by any act or negligence of any Loan Party or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If the Borrower fails to provide and pay for any insurance, the Administrative Agent may, at its option, but shall not be required to, procure the insurance and charge the Borrower therefor. The Borrower agrees to deliver to the Administrative Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, the Loan Parties may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Administrative Agent. If an Event of Default exists, only the Administrative Agent shall be authorized to settle, adjust and compromise such claims; and (b) in addition to the insurance required under clause (a) with respect to Collateral, maintain insurance with insurers (with a Best’s Financial Strength Rating of at least A+, unless otherwise approved by the Administrative Agent in its discretion) satisfactory to the Administrative Agent, at the direction of the Required Lenders, with respect to the properties and business of the Loan Parties, of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are at the time of placing such insurance customary for companies similarly situated and which are available at commercially reasonable rates.
Section 6.08.    Compliance with Laws. Except as otherwise excused by the Bankruptcy Court, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
Section 6.09.    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
Section 6.10.    Inspection Rights. (a) Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
(b)    Subject to the reimbursement limitations contained in the next sentence, at any time upon the Administrative Agent’s or the Required Lenders’ request, the Loan Parties will allow the Administrative Agent (or its designee) to conduct field examinations to ensure the adequacy of Collateral and related reporting and control systems, and prepared on a basis reasonably satisfactory to the Administrative Agent, at the direction of the Required Lenders, such field examinations to include information required by applicable law and regulations. The Borrower shall reimburse the Administrative Agent for all reasonable and documented charges, costs and expenses (including a reasonable per diem field examination charge and out of pocket expenses) related thereto with respect to no more than one such field examination during each calendar year; provided that if an Event of Default has occurred and is continuing, (x) the Borrower shall reimburse the Administrative Agent for all reasonable charges, costs and expenses (including a per diem field examination charge and out of pocket expenses) related to a second such field examination during such calendar year; and (y) there shall be no limitation on the number or frequency of field examinations that shall be at the sole expense of the Borrower.
Section 6.11.    Use of Proceeds. Subject to the terms of the Orders, use the proceeds of the Loans only for the following purposes, in each case in accordance with the Rolling Budget and any variances to the Rolling Budget permitted herein: (a) to fund working capital needs, capital improvements and expenditures of the Debtors in the Cases; (b) to pay fees and expenses related to the Cases, including professional fees and expenses; and (c) to pay Adequate Protection Payments and reimburse drawings under Letters of Credit (as defined in the ABL Credit Agreement).
Section 6.12.    Covenant to Guarantee Obligations and Give Security. (a) The formation or acquisition of any new direct or indirect Subsidiary after the Closing Date shall occur only with the consent of the Required Lenders. With respect to any Person that becomes a direct or indirect Subsidiary after the Closing Date (other than a CFC, a

Subsidiary that is held directly or indirectly by a CFC or as otherwise agreed by the Required Lenders), the Borrower shall, at the Borrower’s expense:
(i)    within 15 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, at the direction of the Required Lenders, guaranteeing the other Loan Parties’ obligations under the Loan Documents,
(ii)    within 30 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent, at the direction of the Required Lenders,
(iii)    within 15 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, at the direction of the Required Lenders (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(vii)(A)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such personal properties, as required by the Security Agreement,
(iv)    within 15 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent, at the direction of the Required Lenders, to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, as required by the Security Agreement,

(v)    [Reserved],
(vi)    upon the request of the Administrative Agent, at the direction of the Required Lenders, in the exercise of its business judgment, within 90 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), deliver to the Administrative Agent with respect to all Material Real Property owned, leased or held by the entity that is the subject of such formation or acquisition, evidence that the Real Estate Collateral Requirement has been satisfied with respect to such Material Real Property; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any item of diligence such as title information, environmental or engineering reports or surveys, with respect to such Material Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
(b)    Upon the acquisition of any property by any Loan Party, if such property, in the judgment of the Lenders, shall not already be subject to a perfected security interest with the priorities set forth in Section 2.14 in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, at the Borrower’s expense:
(i)    within 30 days after such acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,
(ii)    within 15 days after such acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), (A) cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, at the direction of the Required Lenders, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such personal properties and (B) cause the applicable Loan Party to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Required Lenders to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,
(iii)    [Reserved],
(iv)    within 30 days after any acquisition of any Material Real Property, notify the Administrative Agent and the Lenders of such acquisition and, upon the request of the Administrative Agent, in the exercise of its business judgment, within 60 days after any such acquisition (or such longer period as may be agreed by the Administrative Agent, at the direction of the Required Lenders, in their sole discretion), satisfy the Real Estate Collateral Requirement; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any item of diligence such as title information, environmental or engineering reports or surveys, in satisfaction of such requirement with respect to such Material Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
(c)    At any time upon request of the Administrative Agent, at the direction of the Required Lenders, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent, at the direction of the Required Lenders, may reasonably deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements (each intellectual property security agreement and intellectual property security agreement supplement currently in effect and hereafter delivered pursuant to this Section 6.12, in each case in form and substance reasonably satisfactory to the Required Lenders and as amended, the “Intellectual Property Security Agreement”) and other security and pledge agreements.
(d)    No later than 60 days after the Closing Date (or such longer periods as agreed by the Administrative Agent, at the direction of the Required Lenders (which, for the avoidance of doubt, may be provided via email), in their sole discretion), enter into the Control Agreements (as defined in the Security Agreement and in form and substance reasonably satisfactory to the Required Lenders and the Administrative Agent) required pursuant to Section 4.07 of the Security Agreement.
Section 6.13.    Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials (i) from any of its properties and (ii) released, discharged or disposed of by any Loan Party or its Subsidiaries at any other property, facility or location, in each case in accordance with the requirements of all Environmental Laws in all material respects; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14.    Preparation of Environmental Reports. At the request of the Required Lenders during the existence of any Default, provide to the Lenders within 60 days (or such longer period as the Administrative Agent, at the direction of the Required Lenders, may agree in their sole discretion) after such request, at the expense of the Borrower, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, at the direction of the Required Lenders, retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Loan Party or Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.
Section 6.15.    Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents or the Orders, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or the Orders, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder or under the Orders and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or the Orders or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
Section 6.16.    Compliance with Terms of Leaseholds. In the case of any Debtor, in accordance with the Bankruptcy Code and subject to obtaining any required approval by the Bankruptcy Court, make all payments (to the extent permitted by the applicable Rolling Budget) and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
Section 6.17.    Material Contracts. In the case of any Debtor, in accordance with the Bankruptcy Code and subject to obtaining any required approval by the Bankruptcy Court, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent, at the direction of the Required Lenders, and, upon request of the Administrative Agent, at the direction of the Required Lenders, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 6.18.    Appraisals. At any time upon the Required Lenders’ request, promptly provide the Administrative Agent with appraisals thereof of the Loan Parties’ Collateral from an appraiser selected and engaged by the Administrative Agent, at the direction of the Required Lenders, and prepared on a basis reasonably satisfactory to the Administrative Agent, at the direction of the Required Lenders, such appraisals to include information required by applicable law and regulations. The Borrower shall reimburse the Administrative Agent for all reasonable and documented charges, costs and expenses related thereto with respect to one appraisal during each calendar year; provided, however, that when an Event of Default exists there shall be no limitation on the number or frequency of appraisals that shall be at the sole expense of the Borrower.
Section 6.19.    Administration of Deposit Accounts. Schedule 6.19 sets forth all deposit accounts maintained by the Loan Parties. The applicable Loan Party shall be the sole account holder of each deposit account and shall not allow any other Person (other than the Administrative Agent, the Prepetition Term Loan Administrative Agent and, except with respect to the Term Loan Proceeds Collateral Account, the ABL Agent) to have control over a deposit account or any property deposited therein. The proceeds of all Loans shall be deposited in the Term Loan Proceeds Collateral Account and, thereafter until such proceeds are used by the Borrower, shall be held solely in the Term Loan Proceeds Collateral Account. Funds in the Term Loan Proceeds Collateral Account may be transferred to other deposit accounts of the Loan Parties if and to the extent such funds are to be disbursed to third parties and, in such case, such transfer shall occur substantially concurrently with or reasonably in advance of such disbursement. The Borrower shall promptly notify the Administrative Agent of any opening or closing of a deposit account by any Loan Party and, with the consent of Administrative Agent, will amend Schedule 6.19 to reflect the same.
Section 6.20.    Certain Case Milestones.
(a)    No later than 45 calendar days after the Petition Date (or such later date as the Required Lenders may agree in their sole discretion), obtain the entry of the Final Order;
(b)    as promptly as possible, but in no event later than 75 calendar days after the Petition Date (or such later date as the Required Lenders may agree in their sole discretion) (the “Disclosure Statement/Plan Deadline”), (i) the Acceptable Disclosure Statement shall have been approved by the Bankruptcy Court, and the Bankruptcy Court’s approval of the Acceptable Disclosure Statement shall not have been amended, modified or supplemented (or any portions thereof reversed, stayed or vacated) other than as agreed in writing by the Required Lenders in their sole discretion and (ii) the Acceptable Plan of Reorganization shall have been confirmed by an order of the Bankruptcy Court, which order shall be in form and substance acceptable to the Required Lenders in their sole discretion and shall not have been amended, modified or supplemented (or any portions thereof reversed, stayed or vacated) other than as agreed in writing by the Required Lenders in their sole discretion.
(c)    no later than 90 calendar days after the Petition Date (or such later date as the Required Lenders may agree in their sole discretion) cause the Consummation Date to occur.
Section 6.21.    Certain Orders. (i) Cause all proposed (A) “first day” orders, (B) “second day” orders, (C) orders related to or affecting the Loans, the Prepetition Term Loans, the Prepetition Term Loan Credit Agreement Loan Documents and the Loan Documents, any other financing or use of Cash Collateral, any sale or other disposition of Collateral outside the ordinary course, cash management, adequate protection, any Reorganization Plan and/or any disclosure statement related thereto, (D) orders concerning the financial condition of the Borrower or any of its Subsidiaries or other Indebtedness of the Loan Parties or seeking relief under section 363, 365, 1113 or 1114 of the Bankruptcy Code or section 9019 of the Federal Rules of Bankruptcy Procedure, and (E) orders establishing procedures for administration of the Cases or approving significant transactions submitted to the Bankruptcy Court, in each case, proposed by the Debtors to be in accordance with and permitted by the terms of this Agreement and reasonably acceptable to the Required Lenders in all respects[, it being understood and agreed that the forms of orders approved by the Required Lenders prior to the Petition Date are in accordance with and permitted by the terms of this Agreement and are reasonably acceptable in all respects] and (ii) once entered by the Bankruptcy Court, comply with any order listed in clause (i) of this Section 6.21 in all material respects.
Section 6.22.    Cash Management System. Obtain entry of the Cash Management Order and use a cash management system that is the same as or substantially similar to the cash management system in effect immediately prior to the Petition Date (the “Prepetition Cash Management System”). Any material changes made to the Prepetition Cash Management System must be acceptable to the Required Lenders in their reasonable discretion.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:
Section 7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:
(a)    Liens pursuant to any Loan Document or the Orders;
(b)    Liens in favor of the Prepetition Term Loan Administrative Agent to secure Indebtedness under the Prepetition Term Loan Credit Agreement;
(c)    Liens for (i) pre-petition Taxes not yet due as of the Petition Date or which are being contested in good faith and by appropriate proceedings diligently conducted or (ii) post-petition Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, in each case, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which do not secure Indebtedness for borrowed money and which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that the sum of the aggregate amount of obligations secured thereby and the aggregate amount of such deposits and Liens shall not exceed $4,000,000 outstanding at any time;
(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.02(f), including such Liens outstanding on the date hereof; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(j)    Leases with respect to the assets or properties of any of the Borrower or any Subsidiary, in each case entered into in the ordinary course of such Person’s business so long as such leases are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents or the Orders and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;
(k)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business in accordance with the past practices of such Person;
(l)    Liens of the ABL Agent to secure the Indebtedness under the ABL Credit Agreement permitted by Section 7.02(d) hereof; provided, that, such Liens are secured solely by ABL Facility Priority Collateral and the ABL Postpetition Collateral and subject to the Prepetition Intercreditor Agreement;
(m)    Liens in favor of Bank of America, N.A. on the Credit Card Cash Collateral to secure obligations of any Loan Party under the P-Card Agreements;
(n)    Liens on Real Property that are disclosed in any policy of title insurance delivered pursuant to the Prepetition Term Loan Credit Agreement or under the Real Estate Collateral Requirement;
(o)    Liens in favor of the ABL Agent to secure Indebtedness permitted by Section 7.02(l) hereof; provided that (i) such Liens are secured solely by ABL Facility Priority Collateral, (ii) such Liens are subject to the Prepetition Intercreditor Agreement and (iii) such Indebtedness arises under a Secured Cash Management Agreement (as defined in the ABL Credit Agreement as in effect on February 17, 2016) and is otherwise permitted under the ABL Credit Agreement.
Section 7.02.    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    [Reserved];
(b)    Indebtedness among the Borrower and its wholly owned Subsidiaries, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, be evidenced by the Intercompany Note, (ii) in the case of Indebtedness owed by any Loan Party to a Subsidiary that is not Loan Party, be unsecured, evidenced by the Intercompany Note and subordinated in right of payment to the Obligations, and (iii) be otherwise permitted under the provisions of Section 7.03;
(c)    Indebtedness under the Loan Documents;
(d)    Indebtedness outstanding on the date hereof that is listed on Schedule 7.02 and Indebtedness outstanding on the date hereof under the Prepetition Term Loan Credit Agreement, the 2019 Senior Notes, the 2022 Senior Notes and the ABL Credit Agreement;
(e)    Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor;
(f)    Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding (including any such Indebtedness outstanding on the date hereof) shall not exceed $85,000,000; provided, further, that the Borrower shall not, nor shall it permit any Subsidiary to, (x) amend, modify or otherwise change any agreement or other document governing such Indebtedness existing as of the date hereof in order to (i) add any liquidity, financial maintenance or other similar covenant or (ii) make any such covenant existing as of the date hereof more restrictive as to the Borrower or any Subsidiary or (y) on or after the date hereof, enter into any agreement or other document governing any such Indebtedness that includes, whether on the date of inception or at a later date, any liquidity, financial maintenance or other similar covenant;
(g)    [Reserved];
(h)    Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by the Borrower or a Subsidiary in the ordinary course of its business and consistent with the applicable Rolling Budget, giving effect to Section 7.11;

(i)    Indebtedness in respect of (i) self-insurance obligations or completion, bid, performance, appeal or surety bonds issued for the account of the Borrower or any wholly-owned Subsidiary in the ordinary course of business and consistent with the applicable Rolling Budget, giving effect to Section 7.11, including guarantees or obligations of the Borrower or any wholly-owned Subsidiary with respect to letters of credit supporting such self-insurance, completion, bid, performance, appeal or surety obligations (in each case other than for an obligation for money borrowed) or (ii) obligations represented by letters of credit for the account of the Borrower or any wholly-owned Subsidiary, as the case may be, in order to provide security for workers’ compensation claims;
(j)    [Reserved];
(k)    [Reserved];
(l)    Indebtedness arising under any Cash Management Agreement (as defined in the ABL Credit Agreement as in effect on February 17, 2016) entered into by any Loan Party so long as (i) such Cash Management Agreement is entered into by such Loan Party in the ordinary course of business and is consistent with the applicable Rolling Budget, giving effect to Section 7.11 and (ii) such Indebtedness is in an aggregate principal amount at any one time outstanding not to exceed $3,500,000;
Section 7.03.    Investments. Make or hold any Investments, except:
(a)    Investments held by the Borrower and its Subsidiaries in the form of Cash Equivalents;
(b)    [Reserved];
(c)    (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof and identified on Schedule 7.03, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties and (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and consistent with the applicable Rolling Budget, giving effect to Section 7.11, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)    Guarantees permitted by Section 7.02; and
(f)    Investments existing on the date hereof (including those referred to in Section 7.03(c)(i)) and identified on Schedule 7.03.

Section 7.04.    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    (i) the Borrower may merge with one or more of its Subsidiaries, provided that the Borrower shall be the continuing or surviving Person, and (ii) any of its Subsidiaries may merge with any of its other Subsidiaries provided that if any of such Subsidiaries is a Guarantor, a Guarantor shall be the surviving Person;
(b)    any Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Guarantor; and
(c)    any Subsidiary that is not a Guarantor may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to the Borrower or another Subsidiary.
Section 7.05.    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory in the ordinary course of business and consistent with the applicable Rolling Budget, giving effect to Section 7.11;
(c)    Dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such Disposition are (x) paid solely in cash, (y) reinvested in replacement equipment within 30 days of receipt and during such period the proceeds of such Disposition are deposited in the Term Loan Proceeds Collateral Account and (z) if the equipment subject to such Disposition was Collateral, such replacement equipment is or becomes Collateral subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties substantially contemporaneously with the consummation of such replacement;
(d)    Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;
(e)    Dispositions permitted by Section 7.04;
(f)    [Reserved]; and
(g)    non-exclusive licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Borrower or any wholly-owned Subsidiary in the ordinary course of business consistent with past practices and consistent with the applicable Rolling Budget, giving effect to Section 7.11;
provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(e) (other than Dispositions to a Loan Party) shall be for fair market value.
Section 7.06.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom each Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person (to the extent the proceeds of such Restricted Payments are being passed through by such other Person substantially concurrently with the receipt thereof to a Guarantor or the Borrower) that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made.
Section 7.07.     Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
Section 7.08.    Transactions with Affiliates. Enter into or permit to exist any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties or the transactions contemplated by the Restructuring Support Agreement.
Section 7.09.    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document or the ABL Agreement as in effect on the date hereof) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Obligations or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on its property to secure the Obligations; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness existing as of the date hereof and permitted under Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.
Section 7.10.    Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
Section 7.11.    Budget Variance. As of any Testing Date, for the Testing Period ending on such Testing Date, the Borrower shall not permit (a) the aggregate receipts of the Borrower and its Subsidiaries for such Testing Period to be less than, in the aggregate, (i) 75% of the aggregate receipts line item for the Borrower and its Subsidiaries for the first such Testing Period covered in the appendix to the applicable Rolling Budget, (ii) 75% of the aggregate receipts line item for the Borrower and its Subsidiaries for the second such Testing Period covered in the appendix to the applicable Rolling Budget, (iii) 80% of the aggregate receipts line item for the Borrower and its Subsidiaries for the Testing Period after the second Testing Period covered in the appendix to the applicable Rolling Budget and each Testing Period thereafter beginning on or prior to the 100 Day Anniversary and (iv) 85% of the aggregate receipts line item for the Borrower and its Subsidiaries for each Testing Period beginning after the 100 Day Anniversary, and (b) the aggregate operating disbursements (excluding professional fees and expenses) made by the Borrower and its Subsidiaries for such Testing Period to be greater than (i) 125% of the aggregate operating disbursements line item for the first such Testing Period covered in the appendix to the applicable Rolling Budget, (ii) 125% of the aggregate operating disbursements line item for the second such Testing Period covered in the appendix to the applicable Rolling Budget, (iii) 120% of the aggregate operating disbursements line item for the Testing Period after the second Testing Period covered in the appendix to the applicable Rolling Budget and each Testing Period thereafter beginning on or prior to the 100 Day Anniversary and (iv) 115% of the aggregate operating disbursements line item for each Testing Period beginning after the 100 Day Anniversary, in each case set forth in the most recent Rolling Budget covering such Testing Period.
Section 7.12.    Capital Expenditures and Capitalized Lease Payments. Make or become legally obligated to make (without duplication) any Capital Expenditure or make or become legally obligated to make any payment in respect of a Capitalized Lease, except for Capital Expenditures and Capitalized Lease payments that are made in the ordinary course of business consistent with the applicable Rolling Budget, giving effect to Section 7.11; provided that, in each case, as of the date of any such Capital Expenditure or Capitalized Lease payment (and giving pro forma effect to such Capital Expenditure or Capitalized Lease payment and any concurrent incurrence of Indebtedness) no Default exists and such Capital Expenditure or Capitalized Lease payment could not reasonably be expected to cause a Default.

Section 7.13.    Amendments of Organization Documents. Amend any of its Organization Documents in a manner which could materially and adversely affect the interests of the Administrative Agent or the Lenders.
Section 7.14.    Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required by GAAP, or (b) its fiscal year.
Section 7.15.    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any post-petition Indebtedness or any Indebtedness existing on the Petition Date, except (i) the prepayment of the Loans in accordance with the terms of this Agreement and (ii) in the case of such Indebtedness in existence on the Petition Date, (A) as expressly provided for in the “first day” orders entered by the Bankruptcy Court that are reasonably acceptable to the Required Lenders, (B) payments that are made substantially simultaneous with or following the termination of the Commitments and the repayment of the Obligations in cash in full and are provided for in the Acceptable Plan of Reorganization and (C) Adequate Protection Payments.
Section 7.16.    Amendment, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of the ABL Credit Agreement, the Senior Notes, the Senior Notes Documents or any Indebtedness set forth on Schedule 7.02, except for with respect to the Senior Notes and the Senior Notes Documents, any amendments or modifications made to (i) cure any ambiguity, defect or inconsistency, (ii) evidence or provide for the acceptance of appointment by a successor trustee or effect any similar immaterial administrative modifications or (iii) supplemental indentures to the Senior Notes Documents made solely to add guarantors.
Section 7.17.    Sanctions. Directly or indirectly, use any Loan or the proceeds of any Loan, or lend, contribute or otherwise make available such Loan or the proceeds of any Loan to any Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any country or territory that, at the time of such funding, is a Designated Jurisdiction, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions or Anti-Corruption Laws.
Section 7.18.    Additional Bankruptcy Matters. Without the Required Lenders’ prior written consent, do any of the following:
(a)    assert or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Loan Documents against the Administrative Agent or the Lenders;

(b)    subject to the terms of the Orders and Section 8.01, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Administrative Agent or the Lenders with respect to the Collateral following the occurrence of an Event of Default (provided that any Loan Party may contest or dispute whether an Event of Default has occurred); or
(c)    except (i) as expressly provided or permitted hereunder (including to the extent pursuant to any “first day” or “second day” orders complying with the terms of this Agreement), (ii) with the prior consent of the Required Lenders in their sole discretion or (iii) as provided pursuant to any other order of the Bankruptcy Court reasonably acceptable to the Required Lenders, make any payment or distribution to any non-Debtor Affiliate or insider of the Borrower outside of the ordinary course of business or any Prepetition Payment.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or (ii) pay within three days after the same becomes due, any interest on any Loan, or any fee due hereunder or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 2.14, 6.01, 6.02(a), 6.02(b), 6.03(a), 6.03(b), 6.05, 6.07, 6.10, 6.11, 6.12, 6.14, 6.19, 6.20, 6.21 or 6.22 or Article VII or (ii) the Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.02 (other than Section 6.02(a) and 6.02(b)) or Section 6.03 (other than Section 6.03(a) and 6.03(b)) and such failure continues for five days; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment,

acceleration, demand or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case with respect to clause (B) only, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than $3,000,000; provided, that this clause (e) shall not apply to any Indebtedness of any Debtor that was incurred prior to the Petition Date (or, if later, the date on which such Person became a Debtor); or
(f)    Insolvency Proceedings, Etc. Any Subsidiary (other than a Debtor) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; unless (x) prior to any of the foregoing described in clause (f), such Subsidiary becomes a Loan Party, (y) within five (5) Business Days of such action, such Subsidiary’s insolvency proceeding becomes jointly administered with that of the Borrower and (iii) each of the Interim Order (within five (5) Business Days of the commencement of such proceeding or such other circumstance) and Final Order (within forty-five (45) days of the commencement of such proceeding or such other circumstance) are made applicable to such Subsidiary; or
(g)    Inability to Pay Debts; Attachment. (i) Any Subsidiary (other than a Debtor) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Loan Party and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Subsidiary thereof (which, in the case of the Debtors only, arose post-petition) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $3,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on the assets of a Loan Party or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure to pay has resulted or could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on the assets of a Loan Party; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Minimum Liquidity. As of any date on or after the Closing Date (after giving effect to the Initial Advance), the unrestricted cash balances and Cash Equivalents of the Borrower and its consolidated Subsidiaries shall be less than (i) unless clause (ii) applies, $25,000,000 or (ii) if the Final Order has not been entered by the Bankruptcy Court on or prior to November 18, 2016, from November 18, 2016 until the earlier of (x) the date the Second Advance is made, after giving effect to such Borrowing, and (y) the date on which all funds in the Escrow Account (as defined in the Prepetition Term Loan Credit Agreement) are released to the Term Loan Proceeds Collateral Account, after giving effect to the receipt of such funds, $20,000,000.

(l)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 or the Orders shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien on the Collateral (with the priorities set forth in Section 2.14) having an aggregate fair market value in excess of $5,000,000 that is purported to be covered thereby unless such occurrence results solely from action of the Administrative Agent or any Lender and involves no Default by the Borrower or any Guarantor hereunder or under any Collateral Document; or
(m)    Cases.
(i)    Any of the Cases shall be dismissed or converted into a case under Chapter 7 of the Bankruptcy Code or any Debtors shall file a motion or other pleading seeking the dismissal of any of the Cases under section 1112 of the Bankruptcy Code or otherwise; or
(ii)    A trustee, responsible officer or an examiner having expanded powers (beyond those set forth under sections 1106(a)(3) and (4) of the Bankruptcy Code) under Bankruptcy Code section 1104 (other than a fee examiner) is appointed or elected in the any of the Cases, any Loan Party applies for, consents to, or fails to contest in, any such appointment, or the Bankruptcy Court shall have entered an order providing for such appointment; or
(iii)    An application shall be filed by any Debtor for the approval of any Other Superpriority Claim, or an order of the Bankruptcy Court shall be entered granting any Other Superpriority Claim (other than with respect to (A) the Carve-Out in any of the Cases or (B) any application or order that provides for immediate indefeasible payment in full in cash of the Obligations) that is pari passu with or senior to (x) the claims of the Administrative Agent or the Lenders against any Loan Party under any Loan Document, (y) the claims of the Prepetition Term Loan Administrative Agent or the Prepetition Term Loan Lenders against any Loan Party under the Prepetition Term Loan Credit Agreement or any other Prepetition Term Loan Credit Agreement Loan Documents or (z) the claims of the ABL Agent or the ABL Lenders against any Loan Party under the ABL Credit Agreement or any other ABL Credit Agreement Loan Document, or there shall arise or otherwise be granted any such pari passu or senior Other Superpriority Claim, in each case other than the Superpriority Claims, any Other Superpriority Claims of the Prepetition Term Loan Administrative Agent, the ABL Agent, the ABL Lenders or the Prepetition Term Loan Lenders or with respect to the Carve-Out; or
(iv)    The Loan Parties shall create or incur, or the Bankruptcy Court enters an order granting, any Lien which is pari passu with or senior to any Liens under the Loan Documents or the adequate protection Liens granted under the Interim Order, other than the Liens permitted to have such priority under the Loan Documents and the Orders; or

(v)    The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay application under section 362 of the Bankruptcy Code (or equivalent) so as to (A) permit a third party to proceed on any assets of any of the Debtors which have a value in excess of $500,000 in the aggregate or (B) permit other actions that would result in a Material Adverse Effect; or
(vi)    (A) An order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period of seven (7) days or more, vacating or otherwise amending, supplementing or modifying the Interim Order or the Final Order, or a Loan Party shall apply for the authority to do so; (B) an order of the Bankruptcy Court shall be entered denying or terminating use of Cash Collateral by the Loan Parties and the Loan Parties shall have not obtained use of Cash Collateral pursuant to an order consented to by, and in form and substance reasonably acceptable to, the Required Lenders; (C) the Interim Order (prior to the entry of the Final Order) or the Final Order (at all times thereafter) shall cease to create a valid and perfected Lien on the Collateral with the priority described in this Agreement and the Orders or grant the Superpriority Claims in respect of the Loan or to be in full force and effect; (D) the entry of an order in any of the Cases (other than the Orders) granting adequate protection to any other Person; (E) an order shall have been entered by the Bankruptcy Court modifying the adequate protection obligations granted in any Order, (F) an order shall have been entered by the Bankruptcy Court avoiding or requiring disgorgement by the Administrative Agent or any of the Lenders of any amounts received in respect of the Obligations, (G) any Loan Party shall file a motion or other request with the Bankruptcy Court seeking any financing under section 364(d) of the Bankruptcy Code secured by any of the Collateral that does not provide for termination of the Commitments and indefeasible payment in full in cash of the Obligations or (H) a final non-appealable order in the Cases shall be entered charging any of the Collateral under section 506(c) of the Bankruptcy Code against the Lenders, or the commencement of any other actions by the Loan Parties that challenges the rights and remedies of the Administrative Agent or the Lenders in any of the Cases or that is inconsistent with the Loan Documents; or
(vii)    Except as permitted by the Orders or by Section 7.18(c) hereof, any Debtor shall make any Prepetition Payment other than Prepetition Payments authorized by the Bankruptcy Court in accordance with the orders of the Bankruptcy Court reasonably acceptable to the Required Lenders; or
(viii)    A Reorganization Plan that is not the Acceptable Plan of Reorganization shall be (A) confirmed by the Bankruptcy Court or (B) confirmed or filed by any Loan Party in any of the Cases, or any order shall be entered which dismisses any of the Cases and which order does not provide for termination of the Commitments and indefeasible payment in full in cash of the Obligations and continuation of the Liens with respect thereto until the effectiveness thereof (other than contingent indemnification obligations not yet due and payable) or any of the

Debtors shall seek confirmation or support any other entity seeking confirmation of any such plan or entry of any such order; or
(ix)    Any of the Loan Parties shall seek to, or shall support (whether by way of motion or other pleadings filed with the Bankruptcy Court or any other writing executed by any Loan Party or by oral argument) any motion to, (A) disallow in whole or in part any of the Obligations, (B) disallow in whole or in part any of the Indebtedness owed by the Loan Parties under the Prepetition Term Loan Credit Agreement Loan Documents, (C) challenge the validity and enforceability of the Liens or security interests granted under any of the Loan Documents or in any Order in favor of the Administrative Agent or (D) challenge the validity and enforceability of the Liens or security interests granted under the Prepetition Term Loan Credit Agreement Loan Documents or in any Order in favor of the Prepetition Term Loan Administrative Agent or the Prepetition Term Loan Lenders; or
(x)    Termination, reduction or expiration of any exclusivity period for any Loan Party to file or solicit acceptances for a Reorganization Plan; or
(xi)    Termination of the Restructuring Support Agreement as to any party thereto in accordance with its terms; or
(xii)    Noncompliance by any Loan Party or any of its Subsidiaries with the terms of the Interim Order or the Final Order in any material respect or the occurrence of a Termination Event (as defined in the Orders); or
(xiii)    The Loan Parties shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against (A) the Prepetition Term Loan Administrative Agent or any of the Prepetition Term Loan Lenders regarding the obligations of any Loan Party under the Prepetition Term Loan Credit Agreement or Liens granted to the Prepetition Term Loan Administrative Agent or any of the Prepetition Term Loan Lenders under the Prepetition Term Loan Credit Agreement Loan Documents or (B) the Administrative Agent or any of the Lenders regarding their respective rights and remedies under the Loan Documents in the Cases in a manner inconsistent with the Loan Documents; or
(xiv)    Any Loan Party shall file any motion seeking authority to consummate the sale of assets of any Loan Party that is Collateral (other than any such sale that is permitted under the Loan Documents or an Acceptable Plan of Reorganization) pursuant to section 363 of the Bankruptcy Code; or
(xv)    Any Loan Party or other Subsidiary shall take any action in support of any matter set forth in paragraphs (i)-(viii) and (xiii) above or in support of any filing by any Person of a Reorganization Plan that is not an

Acceptable Plan of Reorganization and the relief requested is granted in an order that is not stayed pending appeal.
(n)    Change of Control. A Change of Control shall have occurred.
Section 8.02.    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (an “acceleration”), which amount shall include the Exit Fee in effect on the date of such acceleration, as if such acceleration were an optional or mandatory prepayment on the principal amount of Loans accelerated, whereupon they shall be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(c)    subject to the proviso below, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, the Orders or applicable Law or equity;
provided, however, that, notwithstanding the foregoing, with respect to the enforcement of Liens or other remedies with respect to the Collateral of the Loan Parties under the preceding clause (c) under the Loan Documents, the Orders or applicable Law or equity, the Administrative Agent shall provide the Borrower with five (5) Business Days’ written notice prior to taking the action contemplated thereby (in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing).
Section 8.03.    Application of Funds. After the exercise of remedies provided for in Section 8.02, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Administrative Agent and the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of all other Obligations ratably among the Secured Parties; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
Section 9.01.    Appointment and Authority.
(a)    Each of the Lenders hereby irrevocably appoints, designates and authorizes U.S. Bank National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative

Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (to the extent it is or becomes a Lender) as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
Section 9.03.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.
Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable Advance, specifying its objections.
The Administrative Agent shall not be liable for any action taken (x) in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action

(including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of any Lender to provide, written instruction to exercise such discretion or grant such consent from any such Lender, as applicable) or (y) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02). The Administrative Agent shall not be liable for any error of judgment made in good faith unless it shall be proven that Administrative Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Loan Documents or related documents shall obligate the Administrative Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. The Administrative Agent shall not be liable for any indirect, special or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. Any permissive grant of power to Administrative Agent hereunder shall not be construed to be a duty to act. Administrative Agent shall have only the duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the collateral agent. Before acting hereunder, Administrative Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action.

The Administrative Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 9.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06.    Resignation of Administrative Agent.

(a)    Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08.    [Reserved].
Section 9.09.    Administrative Agent May File Proofs of Claim; Credit Bidding.
(a)    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.10.    Collateral and Guaranty Matters.
(a)    Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion,
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;
(ii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(iii)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(c)    The Administrative Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The Administrative Agent shall not be responsible for any special, exemplary, punitive or consequential damages.

(d)    The Administrative Agent shall not be responsible for the preparation or filing of any UCC financing statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement or the other Loan Documents.
(e)    The Administrative Agent shall not be liable for interest on any money received by it except as the Administrative Agent may agree in writing with the Borrower. The Administrative Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder. For the avoidance of doubt, all of the Administrative Agent’s rights, protections and immunities provided herein shall apply to the Administrative Agent for any actions taken or omitted to be taken under any Loan Documents and any other related agreements in any of its capacities. All protections provided herein shall apply to U.S. Bank National Association in its various capacities hereunder.
(f)    It is expressly agreed and acknowledged that the Administrative Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(g)    If, in performing its duties under this Agreement, the Administrative Agent is required to decide between alternative courses of action, the Administrative Agent may request written instructions from the Required Lenders as to the course of action desired by it. If the Administrative Agent does not receive such instructions within three Business Days after it has requested them, the Administrative Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Administrative Agent shall act in accordance with instructions received after such three-Business Day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions.
(h)    The Administrative Agent shall have no liability for any failure, inability or unwillingness on the part of any Lender or the Borrower to provide accurate and complete information on a timely basis to the Administrative Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Administrative Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
ARTICLE X
MISCELLANEOUS
Section 10.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 or Section 4.02 without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender without the written consent of such Lender;
(d)    subject to Section 10.06(b)(vii), reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
(g)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or
(h)    amend or modify the Superpriority Claim status of the Lenders or the Administrative Agent under the Orders or under any Loan Document or release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to the other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything to the contrary herein the Administrative Agent may, at the direction of the Required Lenders, with the prior written consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
Section 10.02.    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, any other Loan Party or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received;

notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging services, or through the Internet.
(d)    Change of Address, Etc. The Administrative Agent or any Loan Party may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause not less than one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices and Notice of Loan Prepayment) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03.    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders and their Affiliates (including (x) the reasonable fees, charges and disbursements of counsel for each of the Administrative Agent and the Lenders and (y) the reasonable fees, charges and disbursements relating to financial diligence and third-party appraisers retained by or on behalf of the Administrative Agent and the Lenders), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by each of the Administrative Agent and any Lender (including (x) the fees, charges and disbursements of any counsel for each of the Administrative Agent and any Lender and (y) the reasonable fees, charges and disbursements relating to financial diligence and third-party appraisers retained by or on behalf of the Administrative Agent and the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrower. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”)

against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel or financial advisors for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by the Loan Parties or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Loan Parties or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arose out of any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower, any other Loan Party or any of their Affiliates and that is brought solely by an Indemnitee against another Indemnitee; provided that the Administrative Agent shall remain indemnified in such capacities.
(c)    Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent

(or any such sub-agent) in its capacity as such or against any Related Party of the Administrative Agent acting for the Administrative Agent (or any such sub-agent). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
(g)    Waiver. The Borrower acknowledges and agrees that if payment of the Obligations are accelerated or the Loans and other Obligations otherwise become due prior to the Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Exit Fee will also be due and payable as though the Loans were redeemed and shall constitute part of the Obligations, by mutual agreement of the parties. The Borrower agrees that the Exit Fee is reasonable under the circumstances currently existing. The Exit Fee shall also be payable in the event the Loans are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EXIT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (a) the Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) the Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between holders and the Borrower giving specific consideration in this transaction for such agreement to pay the Exit Fee; and (d) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the Exit Fee to Lenders as herein described is a material inducement to Lenders to make the Loans.
Section 10.05.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.06.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal not less than the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)     the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of unfunded Commitments unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender, a GS Approved Party or an Approved Fund or any Person disclosed to the Borrower by the Lender prior to the Closing Date; provided that the Borrower shall be deemed to have consented to any such assignment (for which its consent is required) unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

provided further that the Borrower shall have no consent rights over any assignment of Loans; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender, an Approved Fund with respect to a Lender or a GS Approved Party.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)    Assignments to Existing Noteholder Lenders. Notwithstanding anything in this Agreement to the contrary:

(A)    Existing Noteholder Lenders will not attend or participate in meetings attended solely by the Lenders and the Administrative Agent;
(B)    (A) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under, this Agreement or any other Loan Document, each Existing Noteholder Lender will be deemed to have consented in the same proportion as the Lenders that are not Existing Noteholder Lenders consented to such matter, unless such matter (x) adversely affects such Existing Noteholder Lender more than other Lenders in any material respect, (y) modifies or extends the Maturity Date, the commitment termination date or date fixed for final payment of principal, in each case applicable to such Existing Noteholder Lender to be a date that is later than the twelve (12) month anniversary of the Closing Date or (z) increases the commitment of or reduces the principal of Loans of such Existing Noteholder Lender or modifies the rate of interest on any Loan of such Existing Noteholder Lender and (B) each Existing Noteholder Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Existing Noteholder Lender’s attorney-in-fact, with full authority in the place and stead of such Existing Noteholder Lender and in the name of such Existing Noteholder Lender (solely in respect of Loans therein and not in respect of any other claim or status such Existing Noteholder Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this clause (B);
(C)    the Existing Noteholder Lenders will not be entitled to bring actions against the Administrative Agent, in its role as such, or receive advice of counsel or other advisors to the Administrative Agent or any other Lenders or challenge the attorney client privilege of their respective counsel; and
(D)    each Existing Noteholder Lender agrees to provide all information relating to itself and its Affiliates as the Borrower or the Administrative Agent may reasonably request in connection with the Borrower’s motion to the Bankruptcy Court seeking approval by the Bankruptcy Court of the Facility under the Bankruptcy Code.
(viii)    Assignment Triggering Events. Upon the occurrence of any Assignment Triggering Event, each applicable Existing Noteholder Lender and, solely with respect to an event described in clause (i) of the definition thereof, any other Existing Noteholder Lender specified by the Required Lenders shall, at the request of the Required Lenders in their sole discretion, assign its portion of the Loans at par and any unfunded Commitments to, at the election of the Required

Lenders in their sole discretion, those Lenders who are Prepetition Term Loan Lenders (or any Affiliate thereof) and/or any other Eligible Assignee, subject to Section 10.06(b)(iii).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for U.S. Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the

Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participations.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (other than those in the proviso in Section 10.01(d)) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.07.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) to any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower and its obligations, or (iii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Lenders, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and, in such event, the Loan Parties or such Affiliate will, in each case to the extent permitted by law, prior to issuance thereof, provide such press release or other public disclosure (including any earnings reports) to the Lenders and incorporate any reasonable comments from the Lenders to such press release or other public disclosure (including any earnings reports).
The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.
Section 10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or any other Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender a agrees to notify the Borrower and the

Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.10.    Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.
Section 10.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the making of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 10.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.13.    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.14.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.
(b)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
Section 10.15.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) any arranging and/or other activities or services regarding this Agreement (and the Loan Documents) provided by the Administrative Agent and any Affiliate thereof, and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent (and as applicable, its Affiliates) and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and its Affiliates and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates nor any Lender or its Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates and the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates nor any Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates, or any Lender or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
Section 10.17.    Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
Section 10.18.    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Section 10.19.    [Reserved].
Section 10.20.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.21.    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE

PARTIES. TO THE EXTENT THAT ANY PROVISION HEREIN IS INCONSISTENT WITH ANY TERM OF THE ORDERS, THE ORDERS SHALL CONTROL.
ARTICLE XI
GUARANTY
Section 11.01.    Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and not as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and including any amounts which would become due but for the operation of an automatic stay under any Debtor Relief Law, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, owing by the Borrower or any other Loan Party to the Administrative Agent and the Lenders (the “Beneficiaries”) arising under, pursuant to, or in connection with this Agreement or under any other Loan Document (including all renewals, extensions, amendments and other modifications thereof and, as provided in the Loan Documents, all costs, attorneys’ fees and expenses incurred by Administrative Agent or any Beneficiary in connection with the collection or enforcement thereof), and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any proceeding under any Debtor Relief Laws with respect to any Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding and including all Obligations, liabilities and indebtedness arising from any extensions or credit under or in connection with any Loan Document from time to time, regardless of whether such interest and fees are allowed claims in such proceeding (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty other than the indefeasible payment in full of the Guaranteed Obligations, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Unless otherwise agreed by the Administrative Agent (at the direction of the Required Lenders) and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Loan Party for the benefit of the Administrative Agent or any other Beneficiary or any term or provision thereof.

Section 11.02.    No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States of America. Each Guarantor shall make all payments hereunder without condition or deduction for any counterclaim, defense, recoupment, or setoff. Any and all payments by each Guarantor hereunder shall be made in accordance with the requirements of Section 3.01 and each Guarantor shall comply with the requirements of Section 3.01, in each case as if each reference to the Borrower therein were a reference to such Guarantor, and regardless of whether this Agreement remains in effect. The obligations of each Guarantor under this Section 11.02 shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
Section 11.03.    Rights of Administrative Agent and Lenders. Each Guarantor consents and agrees that the Administrative Agent and the other Beneficiaries may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, at the direction of the Required Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
Section 11.04.    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Beneficiary) of the liability of the Borrower other than due to the indefeasible payment in full in cash of the Guaranteed Obligations; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other guarantor; (c) any right to require the Administrative Agent or any other Beneficiary to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Administrative Agent’s or any other Beneficiary’s power whatsoever; (d) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Beneficiary; and (e) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives, to the maximum extent permitted by applicable law, all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of the terms set forth in this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
Section 11.05.    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are separate and distinct from the Guaranteed Obligations of the Borrower and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower, any other Guarantor, or any other person or entity is joined as a party.
Section 11.06.    Subrogation. (a) No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty (including with respect to all “claims” (as defined in section 101(5) of the Bankruptcy Code)) against Borrower or any other Guarantor arising in connection with, or any Collateral securing the Guaranteed Obligations (including rights of subrogation (whether contractual, under section 509 of the Bankruptcy Code or otherwise) contribution, and the like) until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Beneficiaries or the facility provided by the Beneficiaries with respect to the Guaranteed Obligations are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation (whether contractual, under section 509 of the Bankruptcy Code or otherwise), then such amounts shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent for the benefit of the Beneficiaries to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
Section 11.01.    (b) The Guarantors hereby agree, as among themselves, that if any Guarantor or any other guarantor of the Guaranteed Obligations shall become an Excess Funding Guarantor (as defined below) (but subject to the succeeding provisions of this Section 11.06), to pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 11.06(b) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess except as provided in Section 11.06(a) or in any similar provision of any other guaranty of the Guaranteed Obligations. For purposes hereof, (a) “Excess Funding Guarantor” shall mean, in respect of any obligations arising under the other provisions of this Guaranty and any similar provisions of any other guaranty of the Guaranteed Obligations (hereafter, the “Subject Obligations”), a Guarantor or any other guarantor of the Guaranteed Obligations that has paid an amount in excess of its Pro Rata Share of the Subject Obligations; (b) “Excess Payment” shall mean, in respect of any Subject Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata

Share of such Subject Obligations; and (c) “Pro Rata Share”, for purposes of this Section 11.06(b) shall mean, for any Guarantor or any other guarantor of the Guaranteed Obligations, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such guarantor under this Guaranty or the other applicable guaranty) to (y) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower, all of the Guarantors and all of the other guarantors of the Guaranteed Obligations exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower under this Agreement, the Guarantors hereunder and any other guarantors of the Guaranteed Obligations under the applicable guaranties) of the Borrower, all of the Guarantors and all of the other guarantors of the Guaranteed Obligations, all as of the Closing Date (if any Guarantor becomes a party hereto (or any other guarantor of the Guaranteed Obligations becomes a party to the applicable guaranty) subsequent to the Closing Date, then for purposes of this Section 11.06(b) such subsequent guarantor shall be deemed to have been a guarantor of the Guaranteed Obligations as of the Closing Date and the information pertaining to, and only pertaining to, such guarantor as of the date such guarantor became a guarantor of the Guaranteed Obligations shall be deemed true as of the Closing Date).
Section 11.07.    Termination; Reinstatement. (a) This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect; provided that the Guarantors shall be released from their respective guarantee obligations and other obligations under this Guaranty as follows: (a) with respect to all Guarantors, upon the termination of the Aggregate Commitments and indefeasible payment in full in cash of all Guaranteed Obligations (other than contingent indemnification obligations), (b) with respect to any Guarantor that ceases to be a Subsidiary as a result of a transaction permitted under this Agreement, automatically upon such Guarantor so ceasing to be a Subsidiary, and (c) with respect to any other release of a Guarantor, upon approval, authorization or ratification in writing in accordance with Section 10.01.
Section 11.02.    (b) Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any other Loan Party is made, or the Administrative Agent or any other Beneficiary exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent (at the direction of the Required Lenders) or any other Beneficiary in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, to the extent of such payment, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent or any other

Beneficiary is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The foregoing obligations of each Guarantor under paragraph (b) of this Section shall survive termination of this Guaranty.
Section 11.08.    Subordination. All Subordinated Obligations (as defined below) of a Guarantor shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:
(a) As used herein, the term “Subordinated Obligations” for a Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed to such Guarantor by the Borrower or any other Loan Party liable for the payment or performance of the Guaranteed Obligations, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to such Guarantor and including any right of subrogation (including any statutory rights of subrogation under section 509 of the Bankruptcy Code, 11 U.S.C. § 509, or under Chapter 43 of the Texas Civil Practice and Remedies Code), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Loan Party liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Administrative Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.
(b)    Until all Guaranteed Obligations have been irrevocably paid in full in cash (and therefore the payment thereof is no longer subject to being set aside or returned under the law), no Guarantor shall take any action to enforce payment of the Subordinated Obligations of such Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of such Guarantor.
(c)    Following notice from the Administrative Agent to the Borrower that an Event of Default exists, unless otherwise consented in writing by the Administrative Agent at the direction of the Required Lenders, no further payments shall be made on the Subordinated Obligations of any Guarantor, and all amounts due with respect to the Guaranteed Obligations shall be paid in full before any Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor.
(d)    Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of any Guarantor shall be fully subordinate to any lien, security interest, or assignment in favor of the Administrative Agent which secures the Guaranteed Obligations. At the request of the Administrative Agent (at the direction of the Required Lenders), each Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

(e)    This is an absolute and irrevocable agreement of subordination and the Administrative Agent may, at the direction of the Required Lenders, without notice to any Guarantor, take any action described in this Agreement, this Guaranty or in any other Loan Document without impairing or releasing the obligations of any Guarantor hereunder.
(f)    No Guarantor shall assign or otherwise transfer to any other Person other than a Loan Party any interest in the Subordinated Obligations of such Guarantor without the prior written permission of the Lenders.
(g)    If any amount shall be paid to any Guarantor in violation of this Section 11.08, such amount shall be held in trust for the benefit of the Administrative Agent on behalf of the Beneficiaries and immediately turned over to the Administrative Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.
Section 11.09.    Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that neither the Administrative Agent nor any other Beneficiary has any duty, and such Guarantor is not relying on the Administrative Agent or any other Beneficiary at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the Guarantor waiving any duty on the part of the Administrative Agent or any other Beneficiary to disclose such information and any defense relating to the failure to provide the same).
Section 11.10.    Covenant. Each Guarantor hereby agrees to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or refrain from taking such action by such Guarantor or any of its Subsidiaries.
Section 11.11.    Additional Guarantors. Any Subsidiary of the Borrower that is required pursuant to this Agreement to enter into a guaranty on substantially similar terms as those set forth herein after the date hereof shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Security Agreement Supplement.
Section 11.12.    Several Enforcement. This Guaranty shall apply to each Guarantor and may be enforced against each Guarantor as if each Guarantor had executed a separate agreement. Except as expressly set forth in this Guaranty, no Guarantor shall have any contractual rights or obligations against any other Guarantor under this Guaranty, including any rights to have this Guaranty enforced ratably or any right to restrict the amendment or waiver hereof with respect to another Guarantor.

Section 1.01.    Section 11.02.

Exhibit 10.43

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BASIC ENERGY SERVICES, INC.
By: /s/ Alan Krenek
Name: Alan Krenek
Title: Sr. Vice President - CFO, Treasurer & Secretary

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

GUARANTORS:
ACID SERVICES, LLC
ADMIRAL WELL SERVICE, INC.
BASIC ENERGY SERVICES GP, LLC
BASIC ESA, INC.
BASIC MARINE SERVICES, INC.
CHAPARRAL SERVICE, INC.
FIRST ENERGY SERVICES COMPANY
GLOBE WELL SERVICE, INC.
JETSTAR ENERGY SERVICES, INC.
JETSTAR HOLDINGS, INC.
JS ACQUISITION LLC
LEBUS OIL FIELD SERVICE CO.
MAVERICK COIL TUBING SERVICES, LLC
MAVERICK SOLUTIONS, LLC
MAVERICK STIMULATION COMPANY, LLC
MAVERICK THRU-TUBING SERVICES, LLC
MCM HOLDINGS, LLC
MSM LEASING, LLC
PERMIAN PLAZA, LLC
PLATINUM PRESSURE SERVICES, INC.
SCH DISPOSAL, L.L.C.
SLEDGE DRILLING CORP.
TAYLOR INDUSTRIES, LLC
THE MAVERICK COMPANIES, LLC
XTERRA FISHING & RENTAL TOOLS CO.

BASIC ENERGY SERVICES, INC.
By: /s/ Alan Krenek
Name: Alan Krenek
Title: Sr. Vice President - CFO, Treasurer & Secretary

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

BASIC ENERGY SERVICES, L.P.

By: Basic Energy Services GP, LLC, its sole general partner

By: Basic Energy Services, Inc., its sole member

BASIC ENERGY SERVICES, INC.
By: /s/ Alan Krenek
Name: Alan Krenek
Title: Sr. Vice President - CFO, Treasurer & Secretary

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

BASIC ENERGY SERVICES LP, LLC
By: /s/ Charles N Braley
Name: Charles N Braley
Title: Senior Vice President Restructuring

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

[Signature Page to DIP Credit Agreement]
ASCRIBE CAPITAL LLC
(ON BEHALF OF ITSELF AND ;CERTAIN FUNDS)
By: /s/ Larry First
Name: Larry First
Title: Managing Director

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

BlackGold Opportunity Fund LP
By: /s/ Pravin Kannequanti
Name: Pravin Kannequanti
Title: LOO/CCO

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

Brigade Capital Management, LP
As Investment Manager for the entities listed in Schedule A below
By: /s/ Patrick V. Criscillo
Name: Patrick V. Criscillo
Title: Chief Financial Officer
Address:    399 Park Avenue, 16th Floor
New York, NY 10022
Attention:    Patrick Criscillo
E-Mail:    Operations@BrigadeCapital.com

Schedule A
Blue Falcon Limited
Blue Pearl B 2015 Limited
Brigade Credit Fund II Ltd.
Brigade Energy Opportunities Fund LP
Brigade Leveraged Capital Structures Fund Ltd.
Brigade Opportunistic Credit Fund 16 LLC
Brigade Opportunistic Credit LBG Fund Ltd.
Delta Master Trust
FedEx Corporation Employees' Pension Trust
Los Angeles County Employees Retirement Association
SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund
Tasman Fund LP
The Coca-Cola Company Master Retirement Trust

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

Covalent Capital Partners Master Fund, L.P. by and through Covalent Partners LLC, in its capacity as investment advisor
By: /s/ William C. Stone Jr.
Name: William C. Stone Jr.
Title: Assigned Signatory

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

CVI Opportunities Fund I, LLLP

By: Susquehanna Advisors Group, Inc., its authorized agent
By: /s/ Kathy Harley
Name: Kathy Harley
Title: Assistant Vice President

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

JLP Institutional Credit Fund LP

By: Phoenix Capital Management LLC
By: /s/ Jeffrey Peskind
Name: Jeffrey Peskind
Title: Managing Member

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

SPCP Group, LLC
By: /s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

Special Situations Investing Group, Inc.
By: /s/ Daniel S. Oveglia
Name: Daniel S. Oveglia
Title: Authorized Signatory

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

Whitebox Relative Value Partners, LP
By: /s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

Whitebox Credit Partners, LP
By: /s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

Whitebox GT Fund, LP
By: /s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

Whitebox Multi-Strategy Partners, LP
By: /s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

U.S. BANK NATIONAL
ASSOCIATION,
as Administrative Agent

By: /s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

Exhibit 10.43

RIVERSTONE VI BASIC HOLDINGS, L.P., as Lender By: Riverstone Energy GP VI, LLC, its General Partner

By:	/s/ Riverstone Energy GP VI, LLC
Name:
Title:

[Signature Page to Debtor-In-Possession Term Loan Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

150